FREE WRITING PROSPECTUS
$429,962,000 (Approximate Offered Certificates)
C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB3 March 20, 2007

Citigroup Mortgage Loan Trust Inc. (Depositor) Credit-Based Asset Servicing and Securitization LLC (Sponsor) Litton Loan Servicing LP (Servicer)

All terms and statements are subject to change.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

 Computational Materials for
C-BASS 2007-CB3

C-BASS Mortgage Loan Asset-Backed Certificates,
Series 2007-CB3

Approximate Total Offered Certificates: $429,962,000(1)
Credit-Based Asset Servicing and Securitization LLC
Seller
Litton Loan Servicing LP
Servicer
Citigroup Mortgage Loan Trust Inc.
Depositor

Class(2,3,4,7)	Principal Balance ($)(1)	WAL (Years) Call/Mat (5)	Payment Window (Mths) Call/Mat(5)	Expected Rating (Moody’s/S&P/Fitch/DBRS)	Assumed Final Distribution Date(6)	Certificate Type(3)
A-1	203,089,000	1.00/1.00	1-23/1-23	Aaa/AAA/AAA/AAA	March 2037	Fixed Rate Senior Seq
A-2	26,086,000	2.00/2.00	23-26/23-26	Aaa/AAA/AAA/AAA	March 2037	Fixed Rate Senior Seq
A-3	77,196,000	3.00/3.00	26-64/26-64	Aaa/AAA/AAA/AAA	March 2037	Fixed Rate Senior Seq
A-4	14,745,000	6.36/9.39	64-81/64-191	Aaa/AAA/AAA/AAA	March 2037	Fixed Rate Senior Seq
A-5	35,680,000	6.10/6.96	48-81/48-189	Aaa/AAA/AAA/AAA	March 2037	Fixed Rate Senior NAS
M-1	16,259,000	4.83/5.37	45-81/45-161	Aa1/AA+/AA+/AA(high)	March 2037	Floating Rate Mezzanine
M-2	14,678,000	4.73/5.25	42-81/42-154	Aa2/AA/AA+/AA	March 2037	Floating Rate Mezzanine
M-3	8,807,000	4.67/5.18	41-81/41-146	Aa3/AA-/AA/AA(low)	March 2037	Floating Rate Mezzanine
M-4	7,904,000	4.64/5.13	40-81/40-140	A1/A+/AA-/A(high)	March 2037	Floating Rate Mezzanine
M-5	7,226,000	4.62/5.08	40-81/40-134	A2/A/A+/A	March 2037	Floating Rate Mezzanine
M-6	5,420,000	4.60/5.03	39-81/39-128	A3/A-/A/A(low)	March 2037	Floating Rate Mezzanine
B-1	4,065,000	4.60/5.00	39-81/39-123	Baa1/BBB+/A-/A(low)	March 2037	Floating Rate Subordinate
B-2	3,839,000	4.58/4.96	38-81/38-118	Baa2/BBB/BBB+/BBB(high)	March 2037	Floating Rate Subordinate
B-3	4,968,000	4.57/4.90	38-81/38-113	Baa3/BBB-/BBB/BBB	March 2037	Floating Rate Subordinate
Not Offered Hereby
B-4	8,130,000		N/A	Ba1/BB+/BBB-/BB(high)	March 2037	Fixed Rate Subordinate
Total:	438,092,000

(1)	The approximate size is subject to a permitted variance in the aggregate of plus or minus 10%.
(2)
The Offered Certificates will be priced to the Optional Termination Date. The Floating Rate Certificates will settle flat. The Fixed Rate Certificates will settle with accrued interest, beginning on March 1, 2007.

(3)
The pass-through rate on the Fixed Rate Certificates will be a fixed rate which will increase by 0.50% on the first Distribution Date after the first possible Optional Termination Date. The certificate margin on each class of the Floating Rate Certificates will equal 1.5 times its original certificate margin on each Distribution Date after the first possible Optional Termination Date.

(4)	The Certificates will be subject to the applicable rate cap as described herein.
(5)
The Certificates will be priced at 23 HEP for the fixed rate collateral, which assumes 2.3% in month 1, building linearly to 23% in month 10 and remaining constant thereafter. The Certificates will be priced at 100% PPC for the adjustable rate collateral, which assumes 2% CPR in month 1, building linearly to 30% CPR in month 12, remaining at 30% CPR through month 22, 50% CPR from month 23 to month 27, and 35% CPR in month 28 and thereafter; provided, however, that the prepayment rate will not exceed 95% CPR in any period for any given percentage of Pricing Prepayment Speed. Assumes 10% optional termination occurs.

(6)	Latest maturity date for any mortgage loan with a thirty year legal term to maturity, plus one month.
(7)	The Class B-4 Certificates will not be offered hereby. Information presented herein for the Class B-4 Certificates is solely to assist purchasers of the Offered Certificates.

Title of Certificates	C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB3, consisting of:

	(i)	The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates (the “Class A Certificates” or “Senior Certificates”).

	(ii)	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (the “Mezzanine Certificates”).

	(iii)	The Class B-1, Class B-2, Class B-3 and Class B-4 Certificates (the “Subordinate Certificates”).

	(iv)	The Senior Certificates, the Mezzanine Certificates, the Class B-1, the Class B-2 and the Class B-3 Certificates are collectively known as the “Offered Certificates”.

	(v)	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class B-4 Certificates are collectively known as the “Fixed Rate Certificates”.

	(vi)	The Mezzanine and Subordinate Certificates (except the Class B-4 Certificates) are known as the “Floating Rate Certificates”.

	(vii)	The Class CE-1, Class CE-2, Class P, Class R and Class R-X Certificates.

Lead Manager	Citigroup Global Markets Inc.

Co-Managers	Greenwich Capital Markets, Inc., SG Americas Securities, LLC

Depositor	Citigroup Mortgage Loan Trust Inc.

Seller	Credit-Based Asset Servicing and Securitization LLC (“C-BASS”)

Servicer	Litton Loan Servicing LP, a subsidiary of the Seller

Trustee	U.S. Bank National Association

Custodian	The Bank of New York

Significant Originators (+10%)	Wilmington Finance Inc. (25.72%), People’s Choice Home Loan, Inc. (19.51%), New Century Mortgage Corporation (19.32%). No other originator has originated more than 10% of the Mortgage Loans.

Swap Provider	[TBD]. The Swap Provider will be rated at least “A2” by Moody’s, “A” by S&P and “A” by Fitch.

Cut-Off Date	March 1, 2007

Pricing Date	The week of March 19, 2007

Closing Date	On or about March 30, 2007

Distribution Dates
Distribution of principal and interest on the Certificates will be made on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in April 2007.

Payment Delay	With respect to the Fixed Rate Certificates, 24 days. With respect to the Floating Rate Certificates, 0 days.

Day Count	With respect to the Fixed Rate Certificates, 30/360. With respect to the Floating Rate Certificates, Actual/360.

ERISA Considerations
The Offered Certificates will not be eligible for purchase by or on behalf of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974 and plans subject to Section 4975 of the Internal Revenue Code of 1986.

Legal Investment	The Offered Certificates will not constitute “mortgage-related securities” for SMMEA purposes.

Tax Status
The Offered Certificates will be designated as regular interests in one or more “real estate mortgage investment conduits” (“REMICs”) and as such will be treated as debt instruments of a REMIC for federal income tax purposes.

Optional Termination Date	Any Distribution Date on which the aggregate principal balance of the Mortgage Loans is 10% or less than the aggregate Cut-Off Date principal balance of the Mortgage Loans.

Monthly Servicer Advances
The Servicer is required to advance at least one business day prior to each Distribution Date scheduled principal and interest payments (net of the Servicing Fee) that were due during the related collection period that are not received by the related determination date unless it deems such advance to be non-recoverable. The Servicer will make limited advances on delinquent balloon mortgage loans. The Servicer will not make any principal advances on REO properties and is not required to make any principal advances with respect to second lien mortgage loans. The Servicer is not obligated to make any advance with respect to a reduction in the monthly payment due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act, as amended, (the “Relief Act”) or similar state laws.

Mortgage Loans
The Mortgage Loans consist of approximately 2,212 fixed rate and adjustable rate, conventional closed-end Mortgage Loans with a current aggregate principal balance of approximately $451,642,175, secured by 1st and 2nd lien, level pay and balloon mortgages on primarily 1-4 family properties and will be serviced by Litton Loan Servicing LP.

The collateral information presented in this term sheet regarding the Mortgage Loans is as of March 1, 2007. Please see collateral tables herein for additional information.

Administrative Fees
The servicing fee will be 50 bps per annum (payable monthly) on the stated principal balance of the Mortgage Loans. For so long as Litton Loan Servicing LP is servicing the Mortgage Loans, 15 bps per annum (payable monthly) will be paid to Litton Loan Servicing LP and 35 bps per annum will be paid to the holder of the Class CE-2 Certificates.

The Trustee will be paid a fee equal to 0.0075% per annum (payable monthly) on the stated principal balance of the Mortgage Loans.

Credit Enhancements	1.	Excess Cashflow

	2.	Over-Collateralization

	3.	Subordination

Over-Collateralization Amount
On any Distribution Date, the over-collateralization amount (the “O/C Amount”) will equal the excess, if any, of (x) the aggregate principal balance of the Mortgage Loans as of the last day of the related collection period (after giving effect to scheduled payments received or advanced on or before the related determination date and principal prepayments received during the related Prepayment Period) over (y) the aggregate certificate principal balance of all classes of Senior, Mezzanine, Subordinate and Class P Certificates (after taking into account all distributions of principal on such Distribution Date). On the Closing Date, the O/C Amount will equal approximately 3.00% of the aggregate principal balance of the Mortgage Loans. To the extent the O/C Amount is reduced below the O/C Target Amount, excess cashflow will be directed to build O/C until the O/C Target Amount is restored.

O/C Target Amount:
As of any Distribution Date, the O/C Target Amount (a) prior to the Stepdown Date, is an amount equal to approximately 3.00% of the principal balance of the Mortgage Loans as of the Cut-off date; (b) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) approximately 6.00% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related collection period (after giving effect to scheduled payments received or advanced on or before the related determination date and principal prepayments received during the related Prepayment Period) and (ii) 0.50% of the principal balance of the Mortgage Loans as of the Cut-off date; and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the O/C Target Amount for the immediately preceding Distribution Date.

Class Size and Initial Subordination	Classes	Class Size (%)	Initial Subordination (%)[1]
	Class A	79.00	21.00
	Class M-1	3.60	17.40
	Class M-2	3.25	14.15
	Class M-3	1.95	12.20
	Class M-4	1.75	10.45
	Class M-5	1.60	8.85
	Class M-6	1.20	7.65
	Class B-1	0.90	6.75
	Class B-2	0.85	5.90
	Class B-3	1.10	4.80
	Class B-4	1.80	3.00

1The subordination includes the Initial O/C Amount.

Interest Accrual
Interest will accrue on the Certificates at the applicable Pass-Through Rate.

Interest on the Floating Rate Certificates will accrue initially from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the applicable Distribution Date on an Actual/360 basis.

Interest on the Fixed Rate Certificates will accrue from and including the first day of the calendar month preceding the applicable Distribution Date up to and including the last day of such month, on a 30/360 basis.

Realized Losses
Losses resulting from the liquidation of defaulted mortgage loans will first be applied to excess interest, if any, and will then reduce the level of the O/C Amount. If there is no excess interest and no O/C Amount, such losses will be allocated to the Mezzanine Certificates and the Subordinate Certificates in reverse order of seniority as follows: Class B-4, Class B-3, Class B-2, Class B-1, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, until each Certificate Principal Balance is reduced to zero. Realized Losses will not be allocated to the Senior Certificates.

Special Hazard Losses
Special Hazard Losses are generally Realized Losses that result from direct physical damage to mortgaged properties caused by natural disasters and other hazards (i) which are not covered by hazard insurance policies (such as earthquakes) and (ii) for which claims have been submitted and rejected by the related hazard insurer and any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies. Special Hazard Losses will be allocated as described above, except that if the aggregate amount of such losses, as of any date of determination, exceeds the greatest of (i) 1.00% of the principal balance of the Mortgage Loans as of the Cut-Off Date, (ii) two times the amount of the principal balance of the largest Mortgage Loan as of the last day of the related collection period and (iii) an amount equal to the aggregate principal balances of the Mortgage Loans in the largest zip-code concentration in the State of California as of the last day of the related collection period, such excess losses will be allocated among all the outstanding classes (other than the Senior Certificates), pro-rata, based on their respective Certificate Principal Balances.

Prepayment Interest Shortfall
With respect to any Distribution Date, for each mortgage loan that was the subject of a principal prepayment in full during the portion of the related Prepayment Period occurring between the first day of the related Prepayment Period and the last day of the calendar month immediately preceding such Distribution Date an amount equal to the interest at the mortgage interest rate for such mortgage loan (the “Mortgage Interest Rate”) (net of the related Administrative Fees) on the amount of any principal prepayment in full for the number of days commencing on the date on which the principal prepayment is applied and ending on the last day of the calendar month immediately preceding such Distribution Date. The Servicer will cover Prepayment Interest Shortfalls on mortgage loans to the extent that this amount does not exceed one-half of the Servicing Fee for such Distribution Date. However, the Servicer will not cover interest shortfalls due to application of the Relief Act or principal prepayments in part.

With respect to any Distribution Date, the Servicer will have the right to retain as prepayment interest excess for each Mortgage Loan that was the subject of a principal prepayment in full during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Distribution Date occurs and the last day of the related Prepayment Period, an amount equal to interest at the applicable Mortgage Interest Rate (net of the related Administrative Fees) on the amount of such principal prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such principal prepayment is so applied.

Prepayment Period
With respect to any Distribution Date, the period commencing on the 16th day of the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, from March 1, 2007) and ending on the 15th day of the calendar month in which the related Distribution Date occurs.

Pass-Through Rates	The Pass-Through Rate for the Floating Rate Certificates for any Distribution Date will be the lesser of:

	(i)	the sum of (x) one-month LIBOR as determined for the related Distribution Date and (y) the related certificate margin for the applicable class, and

	(ii)	the lesser of the Net WAC Cap and the Maximum Rate Cap for such Distribution Date.

The Pass-Through Rate for the Fixed Rate Certificates for any Distribution Date will be the lesser of:

(i)	the applicable certificate coupon for such Distribution Date, and

(ii)	the Net WAC Cap for such Distribution Date.

On each Distribution Date after the first possible Optional Termination Date, the certificate margins for the Floating Rate Certificates will be 1.5 times their respective initial margins.

On the Distribution Date after the first possible Optional Termination Date, the coupon on each Fixed Rate Certificate will increase by 0.50% per annum.

Interest Rate Swap Agreement
On the Closing Date, the Supplemental Interest Trust Trustee on behalf of the supplemental interest trust (the “Supplemental Interest Trust”) will enter into an Interest Rate Swap Agreement with a notional amount equal to, on each Distribution Date, the “Swap Notional Amount.” On or before each Distribution Date commencing with the Distribution Date in April 2007 and ending with the Distribution Date in May 2011 the Supplemental Interest Trust shall be obligated to pay to the Swap Provider a fixed amount for that Distribution Date, equal to the product of (x) a fixed rate equal to [4.880]% per annum, (y) the Swap Notional Amount for that Distribution Date and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from and including the effective date (as defined in the Interest Rate Swap Agreement) to but excluding the first Distribution Date, determined on a 30/360 basis) and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Supplemental Interest Trust a floating amount for that Distribution Date, equal to the product of (x) One-Month LIBOR, as determined pursuant to the Interest Rate Swap Agreement, for the related calculation period (as defined in the Interest Rate Swap Agreement), (y) the Swap Notional Amount for that Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360, until the Interest Rate Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”). See the attached schedule for the Swap Notional Amount for each Distribution Date.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Supplemental Interest Trust Trustee pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed as described below under “Supplemental Interest Trust Distributions” and in accordance with the terms set forth in the Pooling and Servicing Agreement. The Swap Account will be part of the Supplemental Interest Trust but not an asset of any REMIC.

Upon early termination of the Interest Rate Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full generally, prior to distributions to certificateholders.

In the event that the Supplemental Interest Trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then such Swap Termination Payment will be deposited into a reserve account and the Supplemental Interest Trust Trustee, on each subsequent Distribution Date, will withdraw the amount of any Net Swap Payment due to the Supplemental Interest Trust (calculated in accordance with the terms of the original Interest Rate Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the Pooling and Servicing Agreement.

A “Defaulted Swap Termination Payment” means any payment required to be made by the Supplemental Interest Trust to the Swap Provider pursuant to the Interest Rate Swap Agreement as a result of an event of default under the Interest Rate Swap Agreement with respect to which the Swap Provider is the defaulting party or a termination event (including a downgrade termination event) under that agreement (other than illegality or a tax event) with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

Maximum Rate Cap
The Maximum Rate Cap for any Distribution Date will be a per annum rate (expressed with respect to the Floating Rate Certificates on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period) equal to (i) the Net Maximum WAC minus (ii)the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider by the Trust, (other than a Defaulted Swap Termination Payment) expressed as a per annum rate divided by the aggregate principal balance of the Mortgage Loans, plus (iii) the Net Swap Payment, if any, made by the Swap Provider to the trust expressed as a per annum rate and divided by the aggregate principal balance of the Mortgage Loans.

Any interest shortfall due to the Maximum Rate Cap will not be reimbursed.

Net WAC Cap
The “Net WAC Cap” for any Distribution Date will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Mortgage Loans for the related Interest Accrual period, net of Administrative Fees, less the Net Swap Payment and Swap Termination Payment (other than a Defaulted Swap Termination Payment), if any, made to the Swap Provider and (y) the aggregate stated principal balance of the Mortgage Loans as of the first day of the related collection period, expressed with respect to the Floating Rate Certificates on the basis of an assumed 360-day year and the actual number of days elapsed during the related Interest Accrual period.

Shortfall Reimbursement
If on any Distribution Date the pass-through rate on any class of Certificates is limited by the related Net WAC Cap, the amount of such interest that would have been distributed if the pass-through rate on the related class of Certificates had not been so limited by the related Net WAC Cap, up to but not exceeding the Maximum Rate Cap, if any, and the aggregate of such shortfalls from previous Distribution Dates together with accrued interest at the related pass-through rate (not limited by the applicable Net WAC Cap) will be carried over to the next Distribution Date until paid (herein referred to as “Carryover”). Such reimbursement will be paid only on a subordinated basis. No Carryover will be paid with respect to a class of Certificates once its Certificate Principal Balance has been reduced to zero.

Class A-5 Lockout Distribution Amount
For any Distribution Date, the product of (x) the Class A-5 Lockout Distribution Percentage (as set forth in the table below) for that Distribution Date and (y) the Class A-5 Pro Rata Distribution Amount for that Distribution Date. In no event shall the Class A-5 Lockout Distribution Amount for a Distribution Date exceed the principal distribution amount for the Senior Certificates for that Distribution Date or the certificate principal balance of the Class A-5 Certificates immediately prior to that Distribution Date.

Class A-5 Lockout Distribution Percentage	For a Distribution Date in any period listed in the table below, the applicable percentage listed opposite such period:

Distribution Dates	Lockout Percentage
April 2007 through and including March 2010	0%
April 2010 through and including March 2012	45%
April 2012 through and including March 2013	80%
April 2013 through and including March 2014	100%
April 2014 and thereafter	300%

Class A-5 Pro Rata Distribution Amount
For any Distribution Date, an amount equal to the product of (x) a fraction, the numerator of which is the certificate principal balance of the Class A-5 Certificates immediately prior to that Distribution Date and the denominator of which is the aggregate certificate principal balance of the Senior Certificates immediately prior to that Distribution Date and (y) the amount of principal allocated to the Senior Certificates for that Distribution Date.

Cashflow Priority	Interest received or advanced on each Distribution Date will be allocated in the following priority

(i)	Repayment of any unreimbursed Servicer advances;

(ii)	Administrative fees;

(iii)	To the Supplemental Interest Trust, the Net Swap Payment, if any, owed to the Swap Provider;

(iv)	To the Supplemental Interest Trust, any Swap Termination Payment owed to the Swap Provider (other than a Defaulted Swap Termination Payment);

(v)	Concurrently, to the Senior Certificates, pro-rata, the related monthly interest and unpaid monthly interest;

(vi)	Sequentially, to each class of Mezzanine Certificates in numerical order, the related monthly interest; and

(vii)	Sequentially, to each class of Subordinate Certificates in numerical order, the related monthly interest.

On any Distribution Date, interest remaining after distributions made above plus any overcollateralization release amount for such Distribution Date (together, the “Excess Cashflow”) will be distributed as follows:

(i)
To pay any principal on the Certificates then entitled to distributions of principal, in accordance with the principal payment provisions described herein, in an amount necessary to maintain or restore the applicable Overcollateralization Amount;

(ii)	Sequentially, to the Mezzanine Certificates in numerical order, any remaining unpaid monthly interest and realized losses;

(iii)	Sequentially, to the Subordinate Certificates in numerical order, any remaining unpaid monthly interest and realized losses;

(iv)	Payment of Carryover concurrently to the Senior Certificates pro-rata;

(v)	Sequentially, payment of Carryover to the Mezzanine Certificates in numerical order;

(vi)	Sequentially, payment of Carryover to the Subordinate Certificates in numerical order;

(vii)	To the Supplemental Interest Trust, any Defaulted Swap Termination Payment owed to the Swap Provider;

(viii)	Remaining amounts will be paid in accordance with the Pooling and Servicing Agreement and will not be available for payment to holders of the Senior, Mezzanine or Subordinate Certificates.

Principal Paydown
Principal received or advanced on each Distribution Date will be allocated to the Supplemental Interest Trust first, to pay any remaining Net Swap Payments owed to the Swap Provider and second, to pay any remaining Swap Termination Payment owed to the Swap Provider (other than a Defaulted Swap Termination Payment), to the extent not already paid as described in “Cashflow Priority” above).

The Subordinate Class Principal Distribution Test is met if:	i)	The Stepdown Date has occurred; and

	ii)	A Trigger Event does not exist.

If the Subordinate Class Principal Distribution Test is not met:	All Certificates will be entitled to receive payments of principal, in the following order of priority:

	A.	Principal received or advanced with respect to the Mortgage Loans will be distributed as follows:

(i)
First, to the Class A-5 Certificates (up to the Class A-5 Lockout Distribution Amount), then sequentially to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in that order, until their certificate principal balances are reduced to zero (notwithstanding the foregoing, if the aggregate certificate principal of the Senior Certificates exceeds the aggregate principal balance of the Mortgage Loans, principal distributions will be allocated concurrently, pro-rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates);

(ii)
When the aggregate certificate principal balance of the Senior Certificates has been reduced to zero, principal from the Mortgage Loans will be distributed sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, to each such class of certificates until the certificate principal balance of each such class has been reduced to zero.

If the Subordinate Class Principal Distribution Test is met:
All Certificates will be entitled to receive payments of principal, in the following order of priority:

First to the Senior Certificates (allocated among the Senior Certificates as described immediately above), second to the Class M-1, third to the Class M-2, fourth to the Class M-3 Certificates, fifth to the Class M-4 Certificates, sixth to the Class M-5 Certificates, seventh to the Class M-6 Certificates, eighth to the Class B-1 Certificates, ninth to the Class B-2 Certificates, tenth to the Class B-3 Certificates and eleventh to the Class B-4 Certificates, in each case up to amounts necessary to maintain the credit support for each class at its required level.

The required levels of credit support are as follows:

	Initial (%)	On or After Stepdown Date (%)
Senior Certificates	21.00	42.00
Class M-1	17.40	34.80
Class M-2	14.15	28.30
Class M-3	12.20	24.40
Class M-4	10.45	20.90
Class M-5	8.85	17.70
Class M-6	7.65	15.30
Class B-1	6.75	13.50
Class B-2	5.90	11.80
Class B-3	4.80	9.60
Class B-4	3.00	6.00

Supplemental Interest Trust Distributions
On any Distribution Date and after all distributions made under interest and principal distributions above and to the extent unpaid after distribution of excess cashflow, funds in the Supplemental Interest Trust with respect to the Interest Rate Swap Agreement will be distributed in the following order of priority:

	(i)	to the Swap Provider, the Net Swap Payment, if any, owed to the Swap Provider for such distribution date;

	(ii)	to the Swap Provider, any Swap Termination Payment, other than a Defaulted Swap Termination Payment, if any, owed to the Swap Provider;

(iii)
to pay any remaining related monthly interest and any unpaid monthly interest amounts on the Mezzanine and Subordinate Certificates (except the Class B-4 Certificates), sequentially in numerical order;

(iv)
to pay any principal on the Certificates then entitled to distributions of principal, in accordance with the principal payments provisions described herein, in an amount necessary to maintain the applicable Overcollateralization Amount;

	(v)	to pay the Mezzanine and Subordinate Certificates (except the Class B-4 Certificates), sequentially, in numerical order any Realized Losses;

	(vi)	to pay the Mezzanine and Subordinate Certificates (except the Class B-4 Certificates), sequentially, in numerical order any remaining Carryover;

	(vii)	to the Swap Provider, any Defaulted Swap Termination Payment, to the extent not already paid; and

	(viii)	to the holders of the Class CE-1 Certificates, any remaining amounts.

Stepdown Date
The earlier to occur of (i) the Distribution Date after the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates is reduced to zero, and (ii) the later to occur of (x) the Distribution Date in April 2010 and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to 42.00%.

Senior Enhancement Percentage
On any Distribution Date, is the percentage obtained by dividing (x) the sum of (i) the aggregate certificate principal balance of the Mezzanine and Subordinate Certificates in each case before taking into account principal distributions on such Distribution Date and (ii) the O/C Amount, by (y) the principal balance of the Mortgage Loans as of the last day of the related collection period.

Trigger Event	Is in effect on a Distribution Date if any one of the following conditions exist as of the last day of the immediately preceding collection period:

	i.	The “Rolling Six Month 60+ Day Delinquency Percentage” equals or exceeds 38.10% of the Senior Enhancement Percentage; or

ii.
The aggregate amount of realized losses incurred since the Cut-Off Date through the last day of such preceding collection period divided by the initial pool balance exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring	Loss Percentage
April 2009 - March 2010	1.40%
April 2010 - March 2011	3.15%
April 2011 - March 2012	5.05%
April 2012 - March 2013	6.55%
April 2013 - March 2014	7.45%
April 2014 and thereafter	7.55%

60+ Day Delinquent Loan
Each Mortgage Loan with respect to which any portion of a monthly payment is, as of the last day of the prior collection period, two months or more past due, each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date.

Rolling Six Month 60+ Day Delinquency Percentage
With respect to any Distribution Date, the average of the percentage equivalents of the fractions determined for each of the six immediately preceding collection periods, the numerator of each of which is equal to the aggregate principal balance of Mortgage Loans that are 60+ Day Delinquent Loans as of the end of the day immediately preceding such collection period, and the denominator of which is the aggregate Mortgage Loan balance as of the end of the related collection period.

 Swap Schedule

Distribution Date	Swap Notional Amount(1) ($)	Distribution Date	Swap Notional Amount(1) ($)
April 25, 2007	73,166,000.00	June 25, 2009	73,166,000.00
May 25, 2007	73,166,000.00	July 25, 2009	73,166,000.00
June 25, 2007	73,166,000.00	August 25, 2009	73,166,000.00
July 25, 2007	73,166,000.00	September 25, 2009	73,166,000.00
August 25, 2007	73,166,000.00	October 25, 2009	73,166,000.00
September 25, 2007	73,166,000.00	November 25, 2009	73,166,000.00
October 25, 2007	73,166,000.00	December 25, 2009	73,166,000.00
November 25, 2007	73,166,000.00	January 25, 2010	73,166,000.00
December 25, 2007	73,166,000.00	February 25, 2010	70,059,610.40
January 25, 2008	73,166,000.00	March 25, 2010	70,059,610.40
February 25, 2008	73,166,000.00	April 25, 2010	70,059,610.40
March 25, 2008	73,166,000.00	May 25, 2010	70,059,610.40
April 25, 2008	73,166,000.00	June 25, 2010	69,006,556.95
May 25, 2008	73,166,000.00	July 25, 2010	65,932,831.96
June 25, 2008	73,166,000.00	August 25, 2010	63,005,681.64
July 25, 2008	73,166,000.00	September 25, 2010	60,217,718.91
August 25, 2008	73,166,000.00	October 25, 2010	57,561,779.63
September 25, 2008	73,166,000.00	November 25, 2010	55,031,177.38
October 25, 2008	73,166,000.00	December 25, 2010	52,619,596.48
November 25, 2008	73,166,000.00	January 25, 2011	50,321,047.31
December 25, 2008	73,166,000.00	February 25, 2011	48,129,861.96
January 25, 2009	73,166,000.00	March 25, 2011	46,040,676.79
February 25, 2009	73,166,000.00	April 25, 2011	44,048,409.23
March 25, 2009	73,166,000.00	May 25, 2011	42,148,234.58
April 25, 2009	73,166,000.00	June 25, 2011	0.00
May 25, 2009	73,166,000.00

(1) Assumes a swap strike rate of [4.88]%

Net WAC Cap and Effective Maximum Rate for the Floating Rate Subordinate Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	8.78	15.72	42	8.63	16.75
2	7.61	13.94	43	8.91	16.90
3	7.36	13.63	44	8.61	16.50
4	7.61	14.01	45	8.89	16.65
5	7.36	13.71	46	8.59	16.26
6	7.36	13.76	47	8.59	16.14
7	7.61	14.15	48	9.50	16.91
8	7.36	13.87	49	8.57	15.91
9	7.61	14.27	50	8.84	16.07
10	7.36	14.00	51	8.55	10.00
11	7.36	14.07	52	8.83	10.31
12	7.87	14.84	53	8.53	9.96
13	7.37	14.22	54	8.52	9.93
14	7.62	14.62	55	8.80	10.24
15	7.39	14.37	56	8.51	9.89
16	7.66	14.78	57	8.79	10.20
17	7.43	14.54	58	8.50	9.85
18	7.48	14.63	59	8.49	9.82
19	7.80	15.04	60	9.07	10.48
20	7.71	14.81	61	8.47	9.78
21	8.04	15.24	62	8.75	10.08
22	8.02	15.04	63	8.45	9.74
23	8.24	15.16	64	8.73	10.04
24	9.13	16.27	65	8.43	9.69
25	8.25	15.41	66	8.42	9.67
26	8.56	15.84	67	8.69	9.97
27	8.29	15.67	68	8.40	9.63
28	8.60	16.10	69	8.67	9.93
29	8.41	15.94	70	8.38	9.59
30	8.45	16.08	71	8.37	9.57
31	8.75	16.51	72	9.25	10.57
32	8.47	16.37	73	8.35	9.53
33	8.76	16.81	74	8.61	9.82
34	8.50	16.69	75	8.32	9.48
35	8.61	16.58	76	8.59	9.78
36	9.55	17.63	77	8.30	9.44
37	8.62	16.91	78	8.29	9.42
38	8.90	17.35	79	8.55	9.72
39	8.60	17.15	80	8.27	9.38
40	8.89	17.29	81	8.53	9.67
41	8.64	16.88	82		9.34

Assumptions:
(1)	Assumes 1mLIBOR and 6mLIBOR stays at 5.32% and 5.30% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR and 6mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes payments from Swap Provider if any.

Sensitivity Analysis - To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	1.82	1.00	0.70	0.54
Principal Window (mos)	1 - 46	1 - 23	1 - 16	1 - 12
Principal Window End (date)	Jan-11	Feb-09	Jul-08	Mar-08

A-2
WAL (yrs)	4.21	2.00	1.41	1.05
Principal Window (mos)	46 - 57	23 - 26	16 - 18	12 - 14
Principal Window End (date)	Dec-11	May-09	Sep-08	May-08

A-3
WAL (yrs)	9.22	3.00	1.76	1.34
Principal Window (mos)	57 - 201	26 - 64	18 - 25	14 - 19
Principal Window End (date)	Dec-23	Jul-12	Apr-09	Oct-08

A-4
WAL (yrs)	21.09	9.39	2.14	1.61
Principal Window (mos)	201 - 332	64 - 191	25 - 27	19 - 20
Principal Window End (date)	Nov-34	Feb-23	Jun-09	Nov-08

A-5
WAL (yrs)	7.39	6.96	2.50	1.76
Principal Window (mos)	37 - 330	48 - 189	27 - 34	20 - 23
Principal Window End (date)	Sep-34	Dec-22	Jan-10	Feb-09

M-1
WAL (yrs)	9.93	5.37	6.54	3.97
Principal Window (mos)	52 - 294	45 - 161	34 - 124	23 - 86
Principal Window End (date)	Sep-31	Aug-20	Jul-17	May-14

M-2
WAL (yrs)	9.90	5.25	5.21	3.77
Principal Window (mos)	52 - 284	42 - 154	54 - 97	38 - 67
Principal Window End (date)	Nov-30	Jan-20	Apr-15	Oct-12

M-3
WAL (yrs)	9.87	5.18	4.54	3.16
Principal Window (mos)	52 - 273	41 - 146	49 - 92	34 - 63
Principal Window End (date)	Dec-29	May-19	Nov-14	Jun-12

Assumptions:
1. Prepayments are capped at 95% CPR.

Sensitivity Analysis - To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
M-4
WAL (yrs)	9.84	5.13	4.26	2.92
Principal Window (mos)	52 - 264	40 - 140	45 - 88	31 - 60
Principal Window End (date)	Mar-29	Nov-18	Jul-14	Mar-12

M-5
WAL (yrs)	9.80	5.08	4.06	2.76
Principal Window (mos)	52 - 255	40 - 134	43 - 84	29 - 58
Principal Window End (date)	Jun-28	May-18	Mar-14	Jan-12

M-6
WAL (yrs)	9.76	5.03	3.92	2.65
Principal Window (mos)	52 - 245	39 - 128	41 - 80	28 - 55
Principal Window End (date)	Aug-27	Nov-17	Nov-13	Oct-11

B-1
WAL (yrs)	9.71	5.00	3.83	2.58
Principal Window (mos)	52 - 236	39 - 123	40 - 77	27 - 52
Principal Window End (date)	Nov-26	Jun-17	Aug-13	Jul-11

B-2
WAL (yrs)	9.66	4.96	3.75	2.53
Principal Window (mos)	52 - 228	38 - 118	39 - 74	26 - 50
Principal Window End (date)	Mar-26	Jan-17	May-13	May-11

B-3
WAL (yrs)	9.58	4.90	3.67	2.45
Principal Window (mos)	52 - 220	38 - 113	38 - 70	26 - 48
Principal Window End (date)	Jul-25	Aug-16	Jan-13	Mar-11

B-4
WAL (yrs)	9.38	4.78	3.53	2.35
Principal Window (mos)	52 - 206	37 - 105	37 - 65	25 - 44
Principal Window End (date)	May-24	Dec-15	Aug-12	Nov-10

Assumptions:
1. Prepayments are capped at 95% CPR.

Sensitivity Analysis - To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	1.82	1.00	0.70	0.54
Principal Window (mos)	1 - 46	1 - 23	1 - 16	1 - 12
Principal Window End (date)	Jan-11	Feb-09	Jul-08	Mar-08

A-2
WAL (yrs)	4.21	2.00	1.41	1.05
Principal Window (mos)	46 - 57	23 - 26	16 - 18	12 - 14
Principal Window End (date)	Dec-11	May-09	Sep-08	May-08

A-3
WAL (yrs)	9.03	3.00	1.76	1.34
Principal Window (mos)	57 - 165	26 - 64	18 - 25	14 - 19
Principal Window End (date)	Dec-20	Jul-12	Apr-09	Oct-08

A-4
WAL (yrs)	13.74	6.36	2.14	1.61
Principal Window (mos)	165 - 165	64 - 81	25 - 27	19 - 20
Principal Window End (date)	Dec-20	Dec-13	Jun-09	Nov-08

A-5
WAL (yrs)	7.35	6.10	2.50	1.76
Principal Window (mos)	37 - 165	48 - 81	27 - 34	20 - 23
Principal Window End (date)	Dec-20	Dec-13	Jan-10	Feb-09

M-1
WAL (yrs)	9.02	4.83	3.90	2.38
Principal Window (mos)	52 - 165	45 - 81	34 - 50	23 - 33
Principal Window End (date)	Dec-20	Dec-13	May-11	Dec-09

M-2
WAL (yrs)	9.02	4.73	4.15	2.74
Principal Window (mos)	52 - 165	42 - 81	50 - 50	33 - 33
Principal Window End (date)	Dec-20	Dec-13	May-11	Dec-09

M-3
WAL (yrs)	9.02	4.67	4.14	2.74
Principal Window (mos)	52 - 165	41 - 81	49 - 50	33 - 33
Principal Window End (date)	Dec-20	Dec-13	May-11	Dec-09

Assumptions:
1. Prepayments are capped at 95% CPR.

Sensitivity Analysis - To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
M-4
WAL (yrs)	9.02	4.64	3.95	2.69
Principal Window (mos)	52 - 165	40 - 81	45 - 50	31 - 33
Principal Window End (date)	Dec-20	Dec-13	May-11	Dec-09

M-5
WAL (yrs)	9.02	4.62	3.77	2.55
Principal Window (mos)	52 - 165	40 - 81	43 - 50	29 - 33
Principal Window End (date)	Dec-20	Dec-13	May-11	Dec-09

M-6
WAL (yrs)	9.02	4.60	3.65	2.45
Principal Window (mos)	52 - 165	39 - 81	41 - 50	28 - 33
Principal Window End (date)	Dec-20	Dec-13	May-11	Dec-09

B-1
WAL (yrs)	9.02	4.60	3.57	2.39
Principal Window (mos)	52 - 165	39 - 81	40 - 50	27 - 33
Principal Window End (date)	Dec-20	Dec-13	May-11	Dec-09

B-2
WAL (yrs)	9.02	4.58	3.51	2.36
Principal Window (mos)	52 - 165	38 - 81	39 - 50	26 - 33
Principal Window End (date)	Dec-20	Dec-13	May-11	Dec-09

B-3
WAL (yrs)	9.02	4.57	3.46	2.30
Principal Window (mos)	52 - 165	38 - 81	38 - 50	26 - 33
Principal Window End (date)	Dec-20	Dec-13	May-11	Dec-09

B-4
WAL (yrs)	9.02	4.56	3.39	2.25
Principal Window (mos)	52 - 165	37 - 81	37 - 50	25 - 33
Principal Window End (date)	Dec-20	Dec-13	May-11	Dec-09

Assumptions:
1. Prepayments are capped at 95% CPR.

Assumed Monthly Excess Interest at Static Indices

Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)
1	2.02	28	2.98	55	3.13
2	1.89	29	3.00	56	3.06
3	1.86	30	3.03	57	3.11
4	1.89	31	3.13	58	3.04
5	1.87	32	3.06	59	3.03
6	1.87	33	3.15	60	3.16
7	1.90	34	3.09	61	3.01
8	1.87	35	3.21	62	3.06
9	1.91	36	3.49	63	2.98
10	1.88	37	3.21	64	3.04
11	1.88	38	3.16	65	2.96
12	1.96	39	3.09	66	2.95
13	1.89	40	3.22	67	3.01
14	1.94	41	3.18	68	2.93
15	1.92	42	3.17	69	2.99
16	1.99	43	3.25	70	2.91
17	1.98	44	3.16	71	2.90
18	2.03	45	3.23	72	3.09
19	2.14	46	3.14	73	2.87
20	2.26	47	3.15	74	2.93
21	2.39	48	3.35	75	2.85
22	2.59	49	3.13	76	2.91
23	2.82	50	3.18	77	2.83
24	3.02	51	3.10	78	2.82
25	2.83	52	3.16	79	2.87
26	2.93	53	3.08	80	2.79
27	2.87	54	3.07	81	2.85

Assumptions:
1. Run at pricing prepayment assumption
2. Excess (30/360)
3. Static Indices: 1mL equals 5.32% 6mL equals 5.30%
4. Run to 10% Optional Termination
5. Includes payments made to the Swap Provider if any

Assumed Monthly Excess Interest at Forward Indices

Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	Excess Interest at Forwards (%)	Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	Excess Interest at Forwards (%)
1	5.32000	5.30000	2.02	42	4.86573	4.94385	3.21
2	5.32559	5.30413	1.89	43	4.87385	4.95468	3.27
3	5.30459	5.25630	1.87	44	4.88393	4.96416	3.18
4	5.28145	5.20199	1.90	45	4.89734	4.97219	3.24
5	5.24765	5.14518	1.88	46	4.91280	4.97874	3.15
6	5.19465	5.08819	1.89	47	4.92415	4.98391	3.14
7	5.11981	5.03337	1.93	48	4.92937	4.98833	3.22
8	5.04489	4.98352	1.92	49	4.92957	4.99282	3.12
9	4.98577	4.93974	1.96	50	4.93110	4.99803	3.17
10	4.94787	4.90134	1.94	51	4.93583	5.00370	3.10
11	4.91292	4.86675	1.95	52	4.94320	5.00929	3.15
12	4.87260	4.83593	2.01	53	4.95013	5.01436	3.08
13	4.82689	4.80965	1.98	54	4.95574	5.01899	3.07
14	4.78756	4.78868	2.03	55	4.96018	5.02343	3.13
15	4.76008	4.77256	2.03	56	4.96441	5.02787	3.05
16	4.74453	4.76014	2.08	57	4.96868	5.03238	3.11
17	4.73171	4.75022	2.10	58	4.97300	5.03699	3.04
18	4.71805	4.74265	2.15	59	4.97737	5.04173	3.04
19	4.70358	4.73771	2.23	60	4.98178	5.04659	3.15
20	4.69274	4.73564	2.38	61	4.98627	5.05160	3.01
21	4.68707	4.73612	2.45	62	4.99092	5.05674	3.07
22	4.68618	4.73860	2.69	63	4.99578	5.06202	2.99
23	4.68718	4.74259	2.91	64	5.00082	5.06741	3.04
24	4.68895	4.74805	2.95	65	5.00597	5.07291	2.97
25	4.69139	4.75511	2.92	66	5.01119	5.07852	2.96
26	4.69557	4.76390	2.95	67	5.01649	5.08425	3.02
27	4.70170	4.77433	2.95	68	5.02191	5.09008	2.94
28	4.70966	4.78628	2.98	69	5.02746	5.09602	2.99
29	4.71929	4.79946	3.05	70	5.03314	5.10206	2.92
30	4.73047	4.81299	3.09	71	5.03892	5.10817	2.91
31	4.74307	4.82573	3.13	72	5.04480	5.11435	3.09
32	4.75694	4.83678	3.12	73	5.05077	5.12059	2.89
33	4.77197	4.84647	3.16	74	5.05681	5.12687	2.94
34	4.78717	4.85552	3.15	75	5.06290	5.13318	2.87
35	4.79882	4.86465	3.26	76	5.06905	5.13952	2.92
36	4.80541	4.87420	3.36	77	5.07522	5.14588	2.85
37	4.80806	4.88446	3.27	78	5.08143	5.15226	2.84
38	4.81390	4.89565	3.19	79	5.08765	5.15864	2.89
39	4.82517	4.90756	3.16	80	5.09389	5.16502	2.81
40	4.84083	4.91984	3.25	81	5.10014	5.17140	2.87
41	4.85498	4.93208	3.22

Assumptions:
1. Run at pricing prepayment assumption
2. Excess (30/360)
3. Run to 10% Optional Termination
4. Includes payments made to the Swap Provider if any
5. 15 day lookback for 6m Libor

BREAKEVEN (PRIOR TO 1ST DOLLAR LOSS)

BOND	CDR BE RATE (%)	WAL (yr)	Cum Loss (%)
M-1	28.07	6.33	20.52
M-2	22.24	7.33	17.72
M-3	19.15	8.81	16.02
M-4	16.57	9.56	14.48
M-5	14.33	10.29	13.02
M-6	12.66	11.31	11.86
B-1	11.44	12.32	10.96
B-2	10.37	12.74	10.14
B-3	9.12	12.54	9.14
B-4	7.59	11.98	7.85

Assumptions:

1.	Stepdown fails in every period
2.	40% Loss Severity
3.	6 Months Lag
4.	Defaults outside Prepays
5.	Pricing Prepayment Assumption
6.	CDR shown before 1st $ lost
7.	Certificates use 1-month LIBOR forward and collateral uses 6-month LIBOR forward
8.	15 day lookback for 6m Libor
9.	100% Principal and Interest Advancing
10.	To maturity

C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB3
Total Collateral
Summary Report

Statistical Calculation Date	March 1, 2007
Number of Mortgage Loans	2,212
Total Original Balance	$452,547,050
Total Current Principal Balance	$451,642,175

	Average	Range
Average Original Balance	$204,587	$15,000 to $967,995
Average Current Principal Balance	$204,178	$14,845 to $965,984

	Weighted Average (1)	Range(1)
Original Weighted Average Term	353 months	120 months to 480 months
Remaining Weighted Average Term	349 months	109 months to 478 months
Weighted Average Mortgage Rate	8.116%	5.450% to 17.750%
Weighted Average Margin (ARM Only)	6.210%	2.250% to 8.575%
Weighted Average Maximum Rate (ARM Only)	14.752%	11.950% to 19.900%
Weighted Average Minimum Rate (ARM Only)(1)	7.647%	4.240% to 11.990%
Weighted Average Periodic Cap (ARM Only)	1.202%	1.000% to 8.000%
Weighted Average Initial Cap (ARM Only)	2.480%	1.000% to 5.000%
Weighted Average Months to Next Adjustment (ARM Only)	24 months	1 month to 58 months

Weighted Average Original CLTV Ratio	78.61%	10.00% to 100.00%
WA FICO Score	630	500 to 813

	Percent of Pool
Fixed Rate Mortgage Loans	39.31%
Adjustable Mortgage Loans	60.69%

Six Month Libor (ARM Only)	100.00%
One Year CMT (ARM Only)	0.00%

Arm 30/40 Balloon	20.54%
Arm 30/50 Balloon	6.95%
Fixed 15/30 Balloon	2.29%
Fixed 30/40 Balloon	5.95%
Fixed 30/45 Balloon	0.09%
Fixed 30/50 Balloon	2.07%

First Liens	96.86%
Second Liens	3.14%

Interest Only Loans	14.53%

Sub-Prime Mortgage Loans	91.15%

Prepayment Charges	81.74%

(1) Non-zero Weighted Average and Minimum Value.

Original Mortgage Loan Principal Balances

Original Mortgage Loan Principal Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
0.01 - 50,000.00	204	6,560,843.61	1.45	11.210	221	91.23	636	41.24
50,000.01 - 100,000.00	255	19,587,478.60	4.34	9.493	304	76.58	629	37.36
100,000.01 - 150,000.00	364	45,567,875.49	10.09	8.548	345	75.86	621	38.10
150,000.01 - 200,000.00	414	72,209,100.40	15.99	8.354	352	76.66	622	38.60
200,000.01 - 250,000.00	343	77,064,822.19	17.06	8.094	355	78.41	619	41.31
250,000.01 - 300,000.00	218	59,824,625.62	13.25	8.102	355	80.11	619	39.68
300,000.01 - 350,000.00	131	42,362,868.51	9.38	7.732	353	80.23	624	41.69
350,000.01 - 400,000.00	98	36,460,896.20	8.07	7.722	355	78.75	643	43.28
400,000.01 - 450,000.00	70	29,785,241.32	6.59	7.744	353	76.26	637	42.96
450,000.01 - 500,000.00	54	25,455,628.75	5.64	7.319	351	81.77	670	42.87
500,000.01 - 550,000.00	19	9,967,156.85	2.21	7.913	356	82.20	628	36.49
550,000.01 - 600,000.00	18	10,362,114.33	2.29	7.390	354	79.66	665	43.17
600,000.01 - 650,000.00	9	5,578,469.71	1.24	7.217	356	80.71	691	42.64
650,000.01 - 700,000.00	10	6,734,117.07	1.49	7.929	352	79.60	690	35.68
700,000.01 - 750,000.00	2	1,478,330.34	0.33	7.643	357	85.00	593	43.72
750,000.01 - 800,000.00	1	782,863.74	0.17	7.550	354	82.34	725	51.10
850,000.01 - 900,000.00	1	893,757.94	0.20	7.625	354	81.41	639	45.80
950,000.01 - 1,000,000.00	1	965,984.16	0.21	5.790	358	64.53	732	28.97
Total:	2,212	451,642,174.83	100.00	8.116	349	78.61	630	40.42

Mortgage Loan Principal Balances as of Cut-off Date

Current Mortgage Loan Principal Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
0.01 - 50,000.00	205	6,609,162.68	1.46	11.181	220	91.09	637	41.10
50,000.01 - 100,000.00	256	19,738,707.31	4.37	9.480	305	76.64	629	37.41
100,000.01 - 150,000.00	364	45,666,065.40	10.11	8.544	345	75.70	621	38.03
150,000.01 - 200,000.00	413	72,111,330.80	15.97	8.365	352	76.80	621	38.66
200,000.01 - 250,000.00	343	77,114,773.99	17.07	8.089	355	78.40	619	41.24
250,000.01 - 300,000.00	218	59,874,099.99	13.26	8.098	355	80.12	619	39.76
300,000.01 - 350,000.00	130	42,063,474.25	9.31	7.730	353	80.16	624	41.70
350,000.01 - 400,000.00	98	36,460,896.20	8.07	7.722	355	78.75	643	43.28
400,000.01 - 450,000.00	71	30,234,835.80	6.69	7.731	353	76.39	637	43.04
450,000.01 - 500,000.00	53	25,006,034.27	5.54	7.328	351	81.71	671	42.77
500,000.01 - 550,000.00	21	11,066,664.02	2.45	7.800	356	81.98	626	37.55
550,000.01 - 600,000.00	17	9,862,375.46	2.18	7.364	355	77.26	676	41.56
600,000.01 - 650,000.00	9	5,625,766.03	1.25	7.453	355	83.67	688	39.80
650,000.01 - 700,000.00	9	6,087,052.45	1.35	7.923	352	80.68	688	40.46
700,000.01 - 750,000.00	2	1,478,330.34	0.33	7.643	357	85.00	593	43.72
750,000.01 - 800,000.00	1	782,863.74	0.17	7.550	354	82.34	725	51.10
850,000.01 - 900,000.00	1	893,757.94	0.20	7.625	354	81.41	639	45.80
950,000.01 - 1,000,000.00	1	965,984.16	0.21	5.790	358	64.53	732	28.97
Total:	2,212	451,642,174.83	100.00	8.116	349	78.61	630	40.42

Current Mortgage Rate

Current Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
5.450 - 5.500	3	654,999.99	0.15	5.486	342	82.00	708	30.01
5.501 - 6.000	34	10,961,630.64	2.43	5.902	354	72.80	704	39.57
6.001 - 6.500	139	38,027,108.98	8.42	6.358	354	73.03	681	40.74
6.501 - 7.000	293	69,061,850.40	15.29	6.822	353	74.84	662	39.57
7.001 - 7.500	305	71,475,481.07	15.83	7.294	349	75.00	639	39.94
7.501 - 8.000	326	79,833,143.79	17.68	7.807	351	79.35	625	39.33
8.001 - 8.500	192	40,897,919.29	9.06	8.315	354	81.15	623	40.13
8.501 - 9.000	199	45,733,007.65	10.13	8.785	358	83.27	612	41.10
9.001 - 9.500	120	23,208,321.94	5.14	9.310	354	83.83	596	42.46
9.501 - 10.000	163	24,666,556.99	5.46	9.781	347	86.96	596	40.94
10.001 - 10.500	77	10,959,346.85	2.43	10.311	344	82.32	580	41.63
10.501 - 11.000	77	10,317,881.69	2.28	10.843	341	82.02	573	42.37
11.001 - 11.500	61	6,685,472.79	1.48	11.347	323	80.70	586	42.12
11.501 - 12.000	78	7,628,750.58	1.69	11.882	302	75.24	583	42.93
12.001 - 12.500	46	2,931,681.62	0.65	12.307	238	98.67	623	43.87
12.501 - 13.000	61	7,038,386.15	1.56	12.953	322	69.83	556	45.07
13.001 - 13.500	19	829,384.21	0.18	13.309	201	98.88	632	45.37
13.501 - 14.000	14	446,927.73	0.10	13.804	178	91.02	577	38.59
14.001 - 14.500	3	116,216.83	0.03	14.342	299	93.65	620	47.90
15.501 - 16.000	1	32,158.33	0.01	15.750	176	95.00	691	55.75
17.501 - 17.750	1	135,947.31	0.03	17.750	355	100.00	729	45.56
Total:	2,212	451,642,174.83	100.00	8.116	349	78.61	630	40.42

Remaining Months to Stated Maturity

Remaining Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
61 - 120	4	222,182.55	0.05	7.347	111	63.42	717	29.83
121 - 180	254	16,495,226.56	3.65	10.231	175	88.19	654	41.86
181 - 240	27	3,242,407.01	0.72	7.888	236	75.43	663	41.93
241 - 300	3	351,625.78	0.08	7.133	291	65.22	721	42.10
301 - 360	1,911	428,148,506.26	94.80	8.037	356	78.26	629	40.33
361 >=	13	3,182,226.67	0.70	8.195	472	81.87	622	43.66
Total:	2,212	451,642,174.83	100.00	8.116	349	78.61	630	40.42

Mortgage Loan Age Summary

Mortgage Loan Age (Months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
1 - 6	1,749	358,793,316.69	79.44	8.103	350	77.71	630	40.30
7 - 12	414	81,776,701.58	18.11	8.305	346	82.09	633	40.94
13 - 18	37	7,705,294.65	1.71	7.175	344	80.33	631	40.55
19 - 23	12	3,366,861.91	0.75	7.002	338	86.76	633	39.92
Total:	2,212	451,642,174.83	100.00	8.116	349	78.61	630	40.42

Original Loan-to-Value Ratios

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
0.01 - 25.00	304	15,316,482.98	3.39	11.321	228	91.00	642	42.76
25.01 - 30.00	13	1,260,582.23	0.28	8.169	314	37.91	628	37.18
30.01 - 35.00	17	2,029,768.29	0.45	8.446	344	35.68	625	42.08
35.01 - 40.00	18	2,343,479.55	0.52	7.813	326	37.55	629	39.26
40.01 - 45.00	35	6,662,206.56	1.48	7.752	341	42.81	610	35.85
45.01 - 50.00	48	10,026,969.31	2.22	7.587	347	48.44	631	39.03
50.01 - 55.00	66	12,215,758.35	2.70	8.456	352	52.65	590	41.56
55.01 - 60.00	88	19,710,731.92	4.36	8.085	352	58.17	608	40.42
60.01 - 65.00	109	22,171,290.47	4.91	8.250	355	63.25	597	39.27
65.01 - 70.00	163	37,033,981.31	8.20	7.786	356	68.50	606	39.45
70.01 - 75.00	137	30,289,666.42	6.71	7.994	353	73.85	609	39.88
75.01 - 80.00	459	112,701,875.81	24.95	7.571	355	79.68	658	40.78
80.01 - 85.00	173	43,368,847.10	9.60	7.787	354	83.92	627	41.67
85.01 - 90.00	354	84,850,758.28	18.79	8.267	353	89.65	627	40.14
90.01 - 95.00	172	40,613,664.19	8.99	8.700	350	94.47	632	40.21
95.01 - 100.00	56	11,046,112.06	2.45	8.764	358	99.75	675	41.35
Total:	2,212	451,642,174.83	100.00	8.116	349	78.61	630	40.42

Original Combined Loan-to-Value Ratios

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
0.01 - 25.00	18	1,413,030.03	0.31	7.980	337	19.35	630	35.59
25.01 - 30.00	12	1,090,780.16	0.24	7.575	335	28.25	626	34.75
30.01 - 35.00	15	1,908,338.89	0.42	8.198	349	32.20	625	42.05
35.01 - 40.00	18	2,343,479.55	0.52	7.813	326	37.55	629	39.26
40.01 - 45.00	35	6,662,206.56	1.48	7.752	341	42.81	610	35.85
45.01 - 50.00	48	10,026,969.31	2.22	7.587	347	48.44	631	39.03
50.01 - 55.00	67	12,230,736.03	2.71	8.461	351	52.65	590	41.55
55.01 - 60.00	88	19,710,731.92	4.36	8.085	352	58.17	608	40.42
60.01 - 65.00	111	22,225,993.48	4.92	8.264	355	63.25	597	39.26
65.01 - 70.00	164	37,086,901.79	8.21	7.792	356	68.50	606	39.45
70.01 - 75.00	140	30,427,065.92	6.74	8.012	352	73.85	610	39.87
75.01 - 80.00	464	112,849,522.66	24.99	7.579	355	79.68	658	40.79
80.01 - 85.00	175	43,434,090.71	9.62	7.796	353	83.92	627	41.67
85.01 - 90.00	364	85,551,572.06	18.94	8.290	353	89.65	627	40.14
90.01 - 95.00	185	41,236,809.78	9.13	8.742	348	94.47	632	40.23
95.01 - 100.00	308	23,443,945.98	5.19	10.296	282	99.80	658	42.78
Total:	2,212	451,642,174.83	100.00	8.116	349	78.61	630	40.42

Originator Summary

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
Wilmington Finance Inc.	568	116,169,724.14	25.72	7.529	353	73.11	613	38.13
Peoples Choice	374	88,108,002.86	19.51	8.099	353	81.29	632	41.98
New Century	349	87,257,577.99	19.32	8.069	355	83.17	633	39.45
Equifirst	136	35,355,218.19	7.83	6.676	354	76.44	728	39.85
Sebring Capital Corp.	89	11,882,556.18	2.63	9.412	347	86.40	606	42.29
Other	696	112,869,095.47	24.99	9.083	336	78.52	617	42.35
Total:	2,212	451,642,174.83	100.00	8.116	349	78.61	630	40.42

Occupancy Status Summary

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
Owner Occupied	2,012	410,194,622.28	90.82	8.053	349	78.36	627	40.53
Non-Owner Occupied	166	36,347,284.10	8.05	8.749	351	81.35	661	38.91
Second Home	34	5,100,268.45	1.13	8.649	348	79.21	646	42.11
Total:	2,212	451,642,174.83	100.00	8.116	349	78.61	630	40.42

Property Type Summary

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
Single Family Residence	1,614	320,117,250.03	70.88	8.119	348	78.05	628	39.96
PUD	289	63,612,218.23	14.08	8.053	352	80.54	622	41.17
Condominium	170	31,456,011.98	6.96	8.055	350	83.50	647	41.64
Two Family	72	20,598,637.85	4.56	8.179	351	75.34	649	42.77
Three Family	30	8,096,300.63	1.79	8.132	353	76.17	658	40.36
Four Family	13	4,152,028.26	0.92	7.877	353	75.60	642	37.65
Condominium - Low Rise	17	2,243,693.04	0.50	9.371	322	84.77	656	46.21
Condominium - High Rise	4	668,309.58	0.15	7.710	347	76.30	596	45.31
Five Plus Family	1	427,973.98	0.09	11.750	356	46.32	608	53.82
Townhouse	2	269,751.25	0.06	8.842	301	90.95	721	40.50
Total:	2,212	451,642,174.83	100.00	8.116	349	78.61	630	40.42

Loan Purpose Summary

Purpose Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
Cash Out	1,327	295,239,739.51	65.37	7.974	352	75.60	622	40.48
Purchase	731	124,047,797.76	27.47	8.512	341	85.83	650	40.98
Rate Term Refinance	154	32,354,637.56	7.16	7.886	348	78.45	634	37.73
Total:	2,212	451,642,174.83	100.00	8.116	349	78.61	630	40.42

Documentation Type Summary

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
Full	1,165	222,535,441.43	49.27	7.844	350	79.99	626	39.51
Stated	728	154,921,970.19	34.30	8.403	347	75.63	629	42.11
Stated/Stated	138	30,337,848.06	6.72	8.862	344	85.11	632	40.42
Limited	93	22,445,120.19	4.97	7.859	353	83.22	625	38.00
None	84	20,556,922.27	4.55	8.019	347	71.05	694	22.43
Alternative	3	531,220.46	0.12	9.294	353	90.00	551	41.37
Streamlined	1	313,652.23	0.07	9.700	352	90.00	510	38.10
Total:	2,212	451,642,174.83	100.00	8.116	349	78.61	630	40.42

Product Type Summary

Product Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
ARM - 2 Yr/6 Month	401	78,663,559.97	17.42	9.162	356	79.53	597	39.75
ARM - 2 Yr/6 Month - 30/40 Balloon	253	66,291,704.29	14.68	8.306	355	82.00	604	42.49
ARM - 2 Yr/6 Month - 30/50 Balloon	79	20,798,516.13	4.61	7.799	357	77.61	622	39.73
ARM - 2 Yr/6 Month - 40 Yr	9	2,192,753.21	0.49	8.412	471	83.77	608	42.94
ARM - 2 Yr/6 Month - IO 10 Yr	9	2,925,112.59	0.65	8.477	356	81.04	701	45.81
ARM - 2 Yr/6 Month - IO 2 Yr	12	3,682,798.74	0.82	8.560	350	68.65	609	40.89
ARM - 2 Yr/6 Month - IO 5 Yr	99	25,129,090.80	5.56	8.282	355	78.01	622	43.88
ARM - 2 Yr/6 Month - Step Amort.	2	434,939.43	0.10	8.843	352	89.34	515	54.02
ARM - 3 Yr/6 Month	90	18,395,522.69	4.07	8.414	355	80.63	611	39.54
ARM - 3 Yr/6 Month - 30/40 Balloon	89	23,172,785.04	5.13	8.024	355	78.80	605	41.20
ARM - 3 Yr/6 Month - 30/50 Balloon	36	9,288,620.44	2.06	7.376	358	75.40	601	36.71
ARM - 3 Yr/6 Month - 40 Yr	2	469,880.05	0.10	7.770	473	75.09	687	44.14
ARM - 3 Yr/6 Month - IO 3 Yr	5	1,224,104.85	0.27	6.294	343	87.64	655	43.15
ARM - 3 Yr/6 Month - IO 5 Yr	33	9,026,324.51	2.00	7.080	355	81.03	664	44.41
ARM - 5 Yr/6 Month	9	1,612,093.30	0.36	8.248	354	81.63	612	42.75
ARM - 5 Yr/6 Month - 30/40 Balloon	11	3,313,508.84	0.73	7.988	355	75.89	613	43.20
ARM - 5 Yr/6 Month - 30/50 Balloon	4	1,282,856.46	0.28	7.460	357	76.45	699	43.99
ARM - 5 Yr/6 Month - IO 10 Yr	4	1,130,999.99	0.25	7.582	357	86.85	726	49.88
ARM - 5 Yr/6 Month - IO 6 Yr	1	102,318.72	0.02	8.325	351	80.00	644	49.90
ARM - 5 Yr/6 Month - IO 7 Yr	15	4,948,750.97	1.10	7.054	346	84.34	670	37.95
Balloon - 15/30	205	10,364,375.53	2.29	11.696	175	98.69	640	44.35
Balloon - 30/40	112	26,887,710.82	5.95	7.690	356	76.49	644	40.60
Balloon - 30/45	2	384,776.83	0.09	7.547	358	80.69	667	45.84
Balloon - 30/50	39	9,350,514.52	2.07	7.524	358	71.87	640	40.62
Fixed - 10 Yr	4	222,182.55	0.05	7.347	111	63.42	717	29.83
Fixed - 15 Yr	42	3,710,759.08	0.82	7.788	176	59.39	652	34.24
Fixed - 15 Yr - IO 5 Yr	7	2,420,091.95	0.54	7.705	175	87.43	717	42.11
Fixed - 20 Yr	27	3,242,407.01	0.72	7.888	236	75.43	663	41.93
Fixed - 25 Yr	3	351,625.78	0.08	7.133	291	65.22	721	42.10
Fixed - 26 Yr	1	293,757.70	0.07	5.990	302	82.05	729	38.10
Fixed - 27 Yr	1	183,052.17	0.04	8.240	315	83.86	605	46.64
Fixed - 28 Yr	1	162,450.24	0.04	6.790	325	91.91	712	42.00
Fixed - 30 Yr	552	104,406,354.58	23.12	7.410	356	74.66	662	38.15
Fixed - 30 Yr - IO 10 Yr	13	2,514,163.85	0.56	7.866	356	85.77	720	39.36
Fixed - 30 Yr - IO 5 Yr	38	12,542,117.79	2.78	6.915	354	82.52	686	39.41
Fixed - 40 Yr	2	519,593.41	0.12	7.668	477	80.00	624	46.25
Total:	2,212	451,642,174.83	100.00	8.116	349	78.61	630	40.42

Index Type Summary

Index Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
Fixed Rate	1,049	177,555,933.81	39.31	7.699	337	76.81	660	39.22
Libor - 6 Month	1,163	274,086,241.02	60.69	8.386	356	79.78	611	41.17
Total:	2,212	451,642,174.83	100.00	8.116	349	78.61	630	40.42

Geographical Distributions

State	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
California	385	117,249,574.46	25.96	7.605	347	75.38	639	42.25
Florida	427	79,674,433.79	17.64	8.375	349	78.28	620	41.27
New York	104	25,484,214.60	5.64	8.303	341	70.76	652	40.53
Arizona	100	18,883,616.87	4.18	7.951	353	79.15	624	37.36
Illinois	97	18,450,774.41	4.09	8.351	348	83.12	642	42.53
Maryland	80	18,098,703.89	4.01	7.734	354	78.14	617	39.92
Washington	68	16,340,080.04	3.62	8.032	355	80.08	617	39.69
Texas	126	13,731,382.65	3.04	8.831	342	86.57	630	38.71
Nevada	60	13,474,158.77	2.98	7.829	355	80.19	632	41.22
New Jersey	55	13,469,225.13	2.98	8.743	353	81.09	632	42.55
Virginia	61	12,051,678.71	2.67	8.017	347	80.35	636	40.97
Pennsylvania	73	11,837,209.00	2.62	8.437	353	78.84	607	37.20
Oregon	46	9,486,352.60	2.10	8.100	357	81.93	621	38.60
Connecticut	52	8,570,674.74	1.90	8.225	339	76.90	618	37.33
Colorado	34	6,355,769.69	1.41	8.722	350	81.82	622	38.72
Georgia	48	5,917,121.62	1.31	8.813	345	83.40	618	36.94
Hawaii	13	5,224,141.04	1.16	7.940	350	77.61	672	41.61
Tennessee	40	5,158,021.90	1.14	8.056	352	84.11	661	37.71
Other	343	52,185,040.92	11.55	8.442	348	82.85	626	37.83
Total:	2,212	451,642,174.83	100.00	8.116	349	78.61	630	40.42

Original Prepayment Penalty Term Summary

Original Prepayment Penalty Termm (Months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
0	492	82,470,760.58	18.26	8.670	339	80.92	644	40.61
3	1	165,904.72	0.04	10.375	355	95.00	612	35.06
6	3	1,180,074.05	0.26	8.468	356	80.35	709	50.28
8	1	161,326.93	0.04	7.250	357	85.00	643	42.45
12	112	29,346,723.29	6.50	8.422	351	74.36	631	41.11
24	773	163,048,691.27	36.10	8.433	353	80.28	608	41.02
25	1	92,572.73	0.02	8.500	356	80.00	610	25.70
30	1	157,008.95	0.03	6.600	357	80.00	793	24.94
35	1	99,957.20	0.02	6.590	358	22.13	703	40.62
36	823	174,726,765.60	38.69	7.502	349	76.66	643	39.63
60	4	192,389.51	0.04	11.028	182	100.00	607	36.63
Total:	2,212	451,642,174.83	100.00	8.116	349	78.61	630	40.42

FICO Score Summary

FICO Score	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
500 - 500	4	850,317.78	0.19	11.343	356	72.08	500	45.39
501 - 525	78	14,873,446.98	3.29	10.414	353	70.29	514	43.02
526 - 550	194	41,239,012.14	9.13	8.889	356	73.12	539	41.04
551 - 575	293	57,409,224.30	12.71	8.683	353	77.53	564	40.59
576 - 600	301	57,533,032.22	12.74	8.286	349	78.02	588	40.09
601 - 625	314	61,954,063.81	13.72	7.964	352	79.45	612	40.01
626 - 650	309	56,985,446.34	12.62	8.124	345	80.79	638	39.59
651 - 675	199	39,864,246.86	8.83	7.997	342	80.80	662	42.11
676 - 700	167	35,631,441.10	7.89	7.405	347	79.98	689	39.27
701 - 725	144	35,236,635.24	7.80	7.333	347	80.79	713	40.38
726 - 750	96	25,567,380.89	5.66	7.438	345	80.51	739	40.85
751 - 775	62	12,856,321.04	2.85	6.911	351	80.02	762	39.75
776 - 800	37	8,890,445.57	1.97	7.164	344	81.17	784	39.70
801 - 813	14	2,751,160.56	0.61	6.938	343	69.03	805	37.61
Total:	2,212	451,642,174.83	100.00	8.116	349	78.61	630	40.42

Delinquency Status Summary

Delinquency Status	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
Current	2,212	451,642,174.83	100.00	8.116	349	78.61	630	40.42
Total:	2,212	451,642,174.83	100.00	8.116	349	78.61	630	40.42

Lien Position Summary

Lien Position	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
1st Lien	1,923	437,447,490.41	96.86	8.001	353	77.98	630	40.31
2nd Lien	289	14,194,684.42	3.14	11.670	217	98.24	643	43.57
Total:	2,212	451,642,174.83	100.00	8.116	349	78.61	630	40.42

Interest Only Term Summary

Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
0	1,976	385,996,300.07	85.47	8.186	349	78.32	626	40.09
24	12	3,682,798.74	0.82	8.560	350	68.65	609	40.89
36	5	1,224,104.85	0.27	6.294	343	87.64	655	43.15
60	177	49,117,625.05	10.88	7.684	346	80.18	651	42.82
72	1	102,318.72	0.02	8.325	351	80.00	644	49.90
84	15	4,948,750.97	1.10	7.054	346	84.34	670	37.95
120	26	6,570,276.43	1.45	8.089	356	83.85	713	43.33
Total:	2,212	451,642,174.83	100.00	8.116	349	78.61	630	40.42

Note Margin Summary

Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
2.250 - 2.500	5	724,176.66	0.26	8.049	354	78.00	642	47.65
2.501 - 3.000	4	1,012,150.88	0.37	7.503	357	88.78	746	47.44
3.001 - 3.500	1	456,286.46	0.17	6.000	351	80.00	647	35.82
3.501 - 4.000	3	1,010,604.22	0.37	6.126	353	77.13	582	51.01
4.001 - 4.500	33	7,826,225.87	2.86	6.384	357	71.52	645	40.38
4.501 - 5.000	63	15,344,057.99	5.60	7.319	357	74.05	618	39.27
5.001 - 5.500	81	19,185,452.09	7.00	7.676	357	75.88	611	41.58
5.501 - 6.000	270	61,992,970.85	22.62	8.824	356	77.27	596	42.27
6.001 - 6.500	348	87,227,170.12	31.82	8.160	356	80.81	625	40.09
6.501 - 7.000	166	38,853,211.85	14.18	8.543	356	80.34	601	40.44
7.001 - 7.500	68	14,123,368.01	5.15	9.136	359	84.12	600	43.05
7.501 - 8.000	115	25,177,311.18	9.19	9.380	356	87.80	603	42.38
8.001 - 8.500	5	984,109.14	0.36	9.157	405	83.03	552	46.50
8.501 - 9.000	1	169,145.70	0.06	9.575	350	85.00	636	45.44
Total:	1,163	274,086,241.02	100.00	8.386	356	79.78	611	41.17

Next Rate Adjustment Date Summary

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
04/01/2007	1	80,684.22	0.03	6.825	337	80.00	505	50.31
07/01/2007	1	683,999.25	0.25	7.725	340	90.00	560	37.80
08/01/2007	1	141,640.47	0.05	7.450	341	88.34	589	30.67
09/01/2007	1	200,000.00	0.07	5.500	342	57.14	703	27.01
10/01/2007	3	743,765.57	0.27	6.068	343	91.08	652	34.82
12/01/2007	1	239,520.00	0.09	8.500	345	80.00	645	30.87
01/01/2008	1	348,500.00	0.13	7.125	346	83.98	529	37.74
02/01/2008	6	1,632,028.44	0.60	8.229	367	84.22	632	41.88
03/01/2008	4	762,721.05	0.28	8.547	348	90.63	594	51.10
04/01/2008	6	1,196,953.97	0.44	8.519	397	89.06	574	41.98
05/01/2008	19	3,994,198.98	1.46	7.688	359	83.52	613	40.99
06/01/2008	26	6,093,423.25	2.22	8.023	353	80.84	620	44.28
07/01/2008	30	7,083,684.28	2.58	8.474	360	82.58	597	41.24
08/01/2008	50	11,659,735.19	4.25	9.101	355	79.90	614	41.53
09/01/2008	75	18,641,053.28	6.80	9.023	354	82.54	606	43.17
10/01/2008	156	37,856,946.23	13.81	8.757	355	83.38	615	40.77
11/01/2008	90	19,042,567.52	6.95	9.195	356	81.75	598	43.33
12/01/2008	196	45,741,116.79	16.69	8.504	358	79.57	608	41.73
01/01/2009	189	42,300,691.68	15.43	8.115	358	74.47	604	39.47
02/01/2009	16	3,368,158.59	1.23	9.274	359	65.16	578	43.18
05/01/2009	3	663,923.57	0.24	7.969	350	92.46	623	43.53
06/01/2009	2	571,903.10	0.21	7.376	351	87.70	621	41.29
07/01/2009	27	7,366,241.34	2.69	7.998	356	81.89	641	41.94
08/01/2009	40	11,120,373.42	4.06	8.462	356	84.11	617	42.11
09/01/2009	19	4,263,820.70	1.56	8.256	354	82.45	626	40.37
10/01/2009	15	3,176,912.53	1.16	8.588	355	81.32	604	40.07
11/01/2009	9	2,301,732.19	0.84	8.453	356	73.51	609	39.02
12/01/2009	29	5,664,448.13	2.07	8.042	357	77.43	598	41.35
01/01/2010	99	23,911,189.87	8.72	7.411	358	75.73	613	39.27
02/01/2010	4	843,779.13	0.31	7.545	359	69.59	570	38.47
05/01/2010	1	480,000.00	0.18	6.600	338	80.00	700	33.05
06/01/2010	3	967,499.99	0.35	7.051	339	90.00	697	40.06
07/01/2010	3	939,289.88	0.34	6.440	340	86.08	612	44.79
09/01/2010	1	79,411.27	0.03	7.375	342	76.00	672	52.80
06/01/2011	5	1,574,560.64	0.57	7.529	351	82.58	653	40.86
07/01/2011	2	710,821.01	0.26	7.762	352	79.91	654	34.02
08/01/2011	5	1,044,438.42	0.38	7.692	353	86.20	643	33.72
09/01/2011	6	1,810,749.07	0.66	8.014	354	84.88	631	42.96
10/01/2011	4	870,145.02	0.32	8.231	355	77.00	631	44.61
11/01/2011	3	1,050,992.04	0.38	7.972	356	66.69	576	41.23
12/01/2011	9	2,316,273.36	0.85	7.542	357	81.82	721	46.09
01/01/2012	2	546,347.58	0.20	7.544	358	64.72	632	46.83
Total:	1,163	274,086,241.02	100.00	8.386	356	79.78	611	41.17

Maximum Rate Summary

Maximum Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
11.950 - 12.000	4	1,053,433.04	0.38	5.986	354	77.71	673	43.20
12.001 - 12.500	36	8,982,416.24	3.28	6.259	356	72.73	645	40.63
12.501 - 13.000	87	22,759,230.93	8.30	6.759	357	75.80	641	40.43
13.001 - 13.500	121	31,495,477.77	11.49	7.190	356	77.29	627	40.83
13.501 - 14.000	171	44,568,714.45	16.26	7.643	357	78.76	614	40.90
14.001 - 14.500	122	30,465,648.97	11.12	7.908	356	81.07	623	41.53
14.501 - 15.000	155	39,779,133.76	14.51	8.373	356	82.71	616	40.03
15.001 - 15.500	88	18,300,681.57	6.68	8.857	358	82.54	607	42.82
15.501 - 16.000	115	26,550,237.32	9.69	9.207	358	86.07	600	41.12
16.001 - 16.500	66	14,000,034.41	5.11	9.675	355	80.87	590	44.35
16.501 - 17.000	64	12,373,760.91	4.51	9.991	355	80.31	579	40.93
17.001 - 17.500	36	5,709,574.23	2.08	10.618	355	82.77	562	40.13
17.501 - 18.000	45	7,575,100.81	2.76	11.330	356	77.60	568	39.46
18.001 - 18.500	11	1,812,001.08	0.66	11.595	355	94.30	572	40.04
18.501 - 19.000	30	6,763,190.60	2.47	12.730	355	62.57	547	46.41
19.001 - 19.500	11	1,663,605.44	0.61	11.479	357	66.61	547	40.03
19.501 - 19.900	1	233,999.49	0.09	11.900	353	65.00	501	49.03
Total:	1,163	274,086,241.02	100.00	8.386	356	79.78	611	41.17

Minimum Rate Summary

Minimum Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
4.240 - 4.500	3	547,468.53	0.20	6.381	358	80.57	633	36.08
4.501 - 5.000	14	4,201,881.61	1.53	8.367	356	77.98	611	41.81
5.001 - 5.500	8	1,746,259.72	0.64	7.418	354	76.99	640	38.82
5.501 - 6.000	116	25,789,964.21	9.41	9.124	356	74.59	603	40.29
6.001 - 6.500	180	46,362,574.96	16.92	7.925	356	80.65	635	39.04
6.501 - 7.000	110	28,072,931.91	10.24	7.385	356	74.89	628	40.26
7.001 - 7.500	125	32,364,631.97	11.81	7.405	356	77.15	623	41.58
7.501 - 8.000	157	41,364,088.73	15.09	7.862	355	80.86	609	40.86
8.001 - 8.500	98	22,129,134.80	8.07	8.336	358	80.97	607	41.84
8.501 - 9.000	104	24,079,538.32	8.79	8.798	356	84.26	603	41.66
9.001 - 9.500	75	15,281,291.56	5.58	9.326	355	85.24	587	44.30
9.501 - 10.000	67	14,339,622.58	5.23	9.781	358	86.25	593	42.47
10.001 - 10.500	42	7,542,103.65	2.75	10.316	356	81.76	578	43.83
10.501 - 11.000	29	4,905,064.96	1.79	10.899	357	79.26	548	45.34
11.001 - 11.500	26	3,933,917.13	1.44	11.374	356	74.10	557	43.07
11.501 - 11.999	9	1,425,766.38	0.52	11.817	357	68.55	539	44.22
Total:	1,163	274,086,241.02	100.00	8.386	356	79.78	611	41.17

Initial Periodic Rate Cap Summary

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
1.000	6	1,643,089.68	0.60	8.683	350	89.46	577	45.79
1.500	49	14,695,180.06	5.36	7.430	351	84.33	642	41.16
2.000	508	122,833,660.83	44.82	8.259	357	77.85	605	39.66
3.000	583	132,061,582.63	48.18	8.549	357	81.29	614	42.40
5.000	17	2,852,727.82	1.04	11.045	356	63.90	579	46.70
Total:	1,163	274,086,241.02	100.00	8.386	356	79.78	611	41.17

Periodic Rate Cap Summary

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
1.000	778	185,156,634.00	67.55	8.259	356	78.87	611	41.39
1.500	356	84,281,035.26	30.75	8.489	356	82.62	615	40.53
2.000	17	2,748,971.92	1.00	11.683	355	63.11	540	44.91
3.000	3	547,185.15	0.20	11.215	357	70.49	525	51.92
8.000	9	1,352,414.69	0.49	11.500	357	66.50	551	37.94
Total:	1,163	274,086,241.02	100.00	8.386	356	79.78	611	41.17

C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB3
Adjustable Rate Collateral
Summary Report

Statistical Calculation Date	March 1, 2007
Number of Mortgage Loans	1,163
Total Original Balance	$274,521,860
Total Current Principal Balance	$274,086,241

	Average	Range
Average Original Balance	$236,046	$51,200 to $895,500
Average Current Principal Balance	$235,672	$50,904 to $893,758

	Weighted Average (1)	Range(1)
Original Weighted Average Term	361 months	360 months to 480 months
Remaining Weighted Average Term	356 months	337 months to 477 months
Weighted Average Mortgage Rate	8.386%	5.450% to 12.990%
Weighted Average Margin (ARM Only)	6.210%	2.250% to 8.575%
Weighted Average Maximum Rate (ARM Only)	14.752%	11.950% to 19.900%
Weighted Average Minimum Rate (ARM Only)(1)	7.647%	4.240% to 11.990%
Weighted Average Periodic Cap (ARM Only)	1.202%	1.000% to 8.000%
Weighted Average Initial Cap (ARM Only)	2.480%	1.000% to 5.000%
Weighted Average Months to Next Adjustment (ARM Only)	24 months	1 month to 58 months

Weighted Average Original CLTV Ratio	79.78%	14.47% to 100.00%
WA FICO Score	611	500 to 796

	Percent of Pool
Fixed Rate Mortgage Loans	0.00%
Adjustable Mortgage Loans	100.00%

Six Month Libor (ARM Only)	100.00%
One Year CMT (ARM Only)	0.00%

Arm 30/40 Balloon	33.85%
Arm 30/50 Balloon	11.45%

First Liens	99.98%
Second Liens	0.02%

Interest Only Loans	17.57%

Sub-Prime Mortgage Loans	99.45%

Prepayment Charges	82.47%

(1) Non-zero Weighted Average and Minimum Value.

Original Mortgage Loan Principal Balances

Original Mortgage Loan Principal Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
50,000.01 - 100,000.00	89	7,190,258.31	2.62	9.251	356	70.66	600	35.65
100,000.01 - 150,000.00	197	24,829,877.11	9.06	8.974	355	78.38	598	38.34
150,000.01 - 200,000.00	246	43,209,870.49	15.77	8.753	356	77.71	602	39.70
200,000.01 - 250,000.00	217	48,871,749.09	17.83	8.509	358	79.02	602	41.91
250,000.01 - 300,000.00	144	39,354,872.40	14.36	8.459	357	81.67	607	40.19
300,000.01 - 350,000.00	89	28,811,603.17	10.51	8.003	357	80.83	606	42.85
350,000.01 - 400,000.00	63	23,466,322.64	8.56	8.035	357	81.43	626	43.86
400,000.01 - 450,000.00	48	20,415,375.01	7.45	8.199	355	78.02	616	42.26
450,000.01 - 500,000.00	31	14,599,824.41	5.33	7.680	354	84.31	644	45.34
500,000.01 - 550,000.00	12	6,326,261.67	2.31	8.366	356	82.26	601	36.24
550,000.01 - 600,000.00	13	7,442,033.81	2.72	7.683	354	81.89	643	41.98
600,000.01 - 650,000.00	5	3,109,632.22	1.13	7.358	354	83.94	666	44.48
650,000.01 - 700,000.00	6	4,086,472.41	1.49	7.942	351	79.90	675	37.83
700,000.01 - 750,000.00	2	1,478,330.34	0.54	7.643	357	85.00	593	43.72
850,000.01 - 900,000.00	1	893,757.94	0.33	7.625	354	81.41	639	45.80
Total:	1,163	274,086,241.02	100.00	8.386	356	79.78	611	41.17

Mortgage Loan Principal Balances as of Cut-off Date

Current Mortgage Loan Principal Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
50,000.01 - 100,000.00	90	7,290,061.36	2.66	9.235	356	70.79	600	35.64
100,000.01 - 150,000.00	196	24,730,074.06	9.02	8.978	355	78.37	597	38.35
150,000.01 - 200,000.00	247	43,409,838.58	15.84	8.762	356	77.79	602	39.72
200,000.01 - 250,000.00	217	48,921,700.89	17.85	8.502	358	79.01	602	41.81
250,000.01 - 300,000.00	144	39,404,346.77	14.38	8.452	357	81.68	608	40.31
300,000.01 - 350,000.00	88	28,512,208.91	10.40	8.003	357	80.74	605	42.87
350,000.01 - 400,000.00	63	23,466,322.64	8.56	8.035	357	81.43	626	43.86
400,000.01 - 450,000.00	49	20,864,969.49	7.61	8.170	355	78.17	616	42.39
450,000.01 - 500,000.00	30	14,150,229.93	5.16	7.707	353	84.29	644	45.25
500,000.01 - 550,000.00	14	7,425,768.84	2.71	8.130	355	81.93	602	37.85
550,000.01 - 600,000.00	11	6,342,526.64	2.31	7.841	354	82.22	649	41.08
600,000.01 - 650,000.00	5	3,109,632.22	1.13	7.358	354	83.94	666	44.48
650,000.01 - 700,000.00	6	4,086,472.41	1.49	7.942	351	79.90	675	37.83
700,000.01 - 750,000.00	2	1,478,330.34	0.54	7.643	357	85.00	593	43.72
850,000.01 - 900,000.00	1	893,757.94	0.33	7.625	354	81.41	639	45.80
Total:	1,163	274,086,241.02	100.00	8.386	356	79.78	611	41.17

Current Mortgage Rate

Current Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
5.450 - 5.500	3	654,999.99	0.24	5.486	342	82.00	708	30.01
5.501 - 6.000	12	3,233,136.97	1.18	5.924	352	82.66	652	44.62
6.001 - 6.500	44	11,943,888.63	4.36	6.314	354	75.84	650	40.57
6.501 - 7.000	108	29,108,353.30	10.62	6.822	358	75.94	643	40.71
7.001 - 7.500	150	39,880,236.63	14.55	7.304	356	77.83	629	41.71
7.501 - 8.000	202	53,478,648.29	19.51	7.814	355	80.04	612	39.81
8.001 - 8.500	120	26,915,868.53	9.82	8.320	358	81.18	613	40.64
8.501 - 9.000	155	37,801,957.61	13.79	8.788	359	84.11	610	40.53
9.001 - 9.500	90	18,878,768.75	6.89	9.323	355	84.11	593	44.37
9.501 - 10.000	94	19,600,442.72	7.15	9.777	357	85.91	593	41.39
10.001 - 10.500	53	9,037,439.66	3.30	10.300	355	81.08	574	41.72
10.501 - 11.000	46	7,872,072.89	2.87	10.858	356	78.23	559	42.46
11.001 - 11.500	30	4,669,011.52	1.70	11.360	356	74.57	558	41.69
11.501 - 12.000	30	4,952,959.45	1.81	11.881	356	63.82	554	42.47
12.001 - 12.500	2	600,388.28	0.22	12.435	354	95.00	579	47.39
12.501 - 13.000	24	5,458,067.80	1.99	12.990	355	62.16	541	45.46
Total:	1,163	274,086,241.02	100.00	8.386	356	79.78	611	41.17

Remaining Months to Stated Maturity

Remaining Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
301 - 360	1,152	271,423,607.76	99.03	8.387	355	79.76	611	41.15
361 greater than or equal to	11	2,662,633.26	0.97	8.298	472	82.24	622	43.15
Total:	1,163	274,086,241.02	100.00	8.386	356	79.78	611	41.17

Mortgage Loan Age Summary

Mortgage Loan Age (Months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
1 - 6	913	212,014,010.11	77.35	8.443	357	78.85	608	41.05
7 - 12	219	53,842,978.22	19.64	8.365	356	82.56	618	41.82
13 - 18	21	4,936,138.88	1.80	7.102	351	84.51	635	40.25
19 - 23	10	3,293,113.81	1.20	6.962	339	87.11	635	39.77
Total:	1,163	274,086,241.02	100.00	8.386	356	79.78	611	41.17

Original Loan-to-Value Ratios

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
0.01 - 25.00	6	616,213.57	0.22	8.161	356	19.72	606	36.64
25.01 - 30.00	4	335,005.99	0.12	8.168	356	28.01	585	29.83
30.01 - 35.00	7	903,266.98	0.33	9.126	357	36.95	604	45.12
35.01 - 40.00	5	737,365.71	0.27	7.984	357	36.45	604	45.33
40.01 - 45.00	16	3,060,788.24	1.12	8.805	357	43.08	560	37.12
45.01 - 50.00	19	4,498,405.81	1.64	8.288	357	47.90	600	40.81
50.01 - 55.00	34	6,620,202.30	2.42	9.371	357	52.96	561	42.68
55.01 - 60.00	47	11,099,526.42	4.05	8.915	356	57.90	576	43.23
60.01 - 65.00	62	12,508,681.23	4.56	9.225	357	63.47	570	39.64
65.01 - 70.00	89	18,651,021.92	6.80	8.464	358	68.66	582	41.24
70.01 - 75.00	80	18,830,227.57	6.87	8.611	356	73.97	579	39.71
75.01 - 80.00	276	69,409,792.61	25.32	7.749	357	79.76	641	41.92
80.01 - 85.00	98	26,214,045.07	9.56	8.040	357	84.18	600	42.07
85.01 - 90.00	267	65,502,112.18	23.90	8.401	355	89.72	614	40.76
90.01 - 95.00	121	28,752,839.23	10.49	8.970	355	94.72	622	40.49
95.01 - 100.00	32	6,346,746.19	2.32	9.314	359	99.92	655	41.21
Total:	1,163	274,086,241.02	100.00	8.386	356	79.78	611	41.17

Original Combined Loan-to-Value Ratios

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
0.01 - 25.00	6	616,213.57	0.22	8.161	356	19.72	606	36.64
25.01 - 30.00	4	335,005.99	0.12	8.168	356	28.01	585	29.83
30.01 - 35.00	6	839,477.81	0.31	8.980	358	32.17	599	46.14
35.01 - 40.00	5	737,365.71	0.27	7.984	357	36.45	604	45.33
40.01 - 45.00	16	3,060,788.24	1.12	8.805	357	43.08	560	37.12
45.01 - 50.00	19	4,498,405.81	1.64	8.288	357	47.90	600	40.81
50.01 - 55.00	34	6,620,202.30	2.42	9.371	357	52.96	561	42.68
55.01 - 60.00	47	11,099,526.42	4.05	8.915	356	57.90	576	43.23
60.01 - 65.00	62	12,508,681.23	4.56	9.225	357	63.47	570	39.64
65.01 - 70.00	89	18,651,021.92	6.80	8.464	358	68.66	582	41.24
70.01 - 75.00	80	18,830,227.57	6.87	8.611	356	73.97	579	39.71
75.01 - 80.00	276	69,409,792.61	25.32	7.749	357	79.76	641	41.92
80.01 - 85.00	98	26,214,045.07	9.56	8.040	357	84.18	600	42.07
85.01 - 90.00	267	65,502,112.18	23.90	8.401	355	89.72	614	40.76
90.01 - 95.00	121	28,752,839.23	10.49	8.970	355	94.72	622	40.49
95.01 - 100.00	33	6,410,535.36	2.34	9.331	359	99.92	655	41.16
Total:	1,163	274,086,241.02	100.00	8.386	356	79.78	611	41.17

Originator Summary

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
Peoples Choice	269	69,850,426.85	25.48	8.136	356	82.75	630	42.27
New Century	256	67,892,251.37	24.77	8.147	355	84.00	626	39.74
Wilmington Finance Inc.	242	55,390,673.55	20.21	7.607	358	73.96	597	38.90
Sebring Capital Corp.	58	9,102,021.87	3.32	9.224	356	86.89	594	42.14
Franklin Credit	38	7,794,282.10	2.84	12.322	355	63.30	543	41.11
Other	300	64,056,585.28	23.37	8.987	357	78.11	597	43.40
Total:	1,163	274,086,241.02	100.00	8.386	356	79.78	611	41.17

Occupancy Status Summary

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
Owner Occupied	1,031	244,464,037.50	89.19	8.311	356	79.59	607	41.33
Non-Owner Occupied	108	25,641,747.19	9.36	9.112	356	82.15	643	39.40
Second Home	24	3,980,456.33	1.45	8.297	363	76.41	634	43.03
Total:	1,163	274,086,241.02	100.00	8.386	356	79.78	611	41.17

Property Type Summary

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
Single Family Residence	830	188,417,211.24	68.74	8.441	356	79.26	608	40.90
PUD	166	43,014,325.64	15.69	8.186	358	80.95	605	42.13
Condominium	99	21,113,123.85	7.70	8.100	355	83.46	633	40.92
Two Family	37	11,954,883.84	4.36	8.662	354	78.58	623	42.26
Three Family	16	5,046,935.03	1.84	8.464	360	78.34	634	39.24
Four Family	6	2,364,705.05	0.86	8.181	354	82.76	619	39.53
Condominium - Low Rise	5	1,119,343.66	0.41	8.607	352	83.01	662	45.78
Condominium - High Rise	3	627,738.73	0.23	7.498	357	74.77	588	45.83
Five Plus Family	1	427,973.98	0.16	11.750	356	46.32	608	53.82
Total:	1,163	274,086,241.02	100.00	8.386	356	79.78	611	41.17

Loan Purpose Summary

Purpose Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
Cash Out	710	172,306,223.85	62.87	8.412	356	76.91	598	41.31
Purchase	387	85,759,197.81	31.29	8.377	356	84.94	637	41.17
Rate Term Refinance	66	16,020,819.36	5.85	8.154	358	83.09	610	39.67
Total:	1,163	274,086,241.02	100.00	8.386	356	79.78	611	41.17

Documentation Type Summary

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
Full	542	120,114,651.99	43.82	8.145	357	82.64	602	40.50
Stated	424	101,729,327.95	37.12	8.570	357	75.42	614	42.74
Stated/Stated	84	25,104,780.86	9.16	8.643	355	84.86	625	40.39
Limited	72	17,795,538.77	6.49	7.969	353	84.30	620	38.11
None	38	8,640,319.80	3.15	9.578	355	66.53	651	22.43
Alternative	2	387,969.42	0.14	9.329	353	90.00	551	39.75
Streamlined	1	313,652.23	0.11	9.700	352	90.00	510	38.10
Total:	1,163	274,086,241.02	100.00	8.386	356	79.78	611	41.17

Product Type Summary

Product Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
ARM - 2 Yr/6 Month	401	78,663,559.97	28.70	9.162	356	79.53	597	39.75
ARM - 2 Yr/6 Month - 30/40 Balloon	253	66,291,704.29	24.19	8.306	355	82.00	604	42.49
ARM - 2 Yr/6 Month - 30/50 Balloon	79	20,798,516.13	7.59	7.799	357	77.61	622	39.73
ARM - 2 Yr/6 Month - 40 Yr	9	2,192,753.21	0.80	8.412	471	83.77	608	42.94
ARM - 2 Yr/6 Month - IO 10 Yr	9	2,925,112.59	1.07	8.477	356	81.04	701	45.81
ARM - 2 Yr/6 Month - IO 2 Yr	12	3,682,798.74	1.34	8.560	350	68.65	609	40.89
ARM - 2 Yr/6 Month - IO 5 Yr	99	25,129,090.80	9.17	8.282	355	78.01	622	43.88
ARM - 2 Yr/6 Month - Step Amort.	2	434,939.43	0.16	8.843	352	89.34	515	54.02
ARM - 3 Yr/6 Month	90	18,395,522.69	6.71	8.414	355	80.63	611	39.54
ARM - 3 Yr/6 Month - 30/40 Balloon	89	23,172,785.04	8.45	8.024	355	78.80	605	41.20
ARM - 3 Yr/6 Month - 30/50 Balloon	36	9,288,620.44	3.39	7.376	358	75.40	601	36.71
ARM - 3 Yr/6 Month - 40 Yr	2	469,880.05	0.17	7.770	473	75.09	687	44.14
ARM - 3 Yr/6 Month - IO 3 Yr	5	1,224,104.85	0.45	6.294	343	87.64	655	43.15
ARM - 3 Yr/6 Month - IO 5 Yr	33	9,026,324.51	3.29	7.080	355	81.03	664	44.41
ARM - 5 Yr/6 Month	9	1,612,093.30	0.59	8.248	354	81.63	612	42.75
ARM - 5 Yr/6 Month - 30/40 Balloon	11	3,313,508.84	1.21	7.988	355	75.89	613	43.20
ARM - 5 Yr/6 Month - 30/50 Balloon	4	1,282,856.46	0.47	7.460	357	76.45	699	43.99
ARM - 5 Yr/6 Month - IO 10 Yr	4	1,130,999.99	0.41	7.582	357	86.85	726	49.88
ARM - 5 Yr/6 Month - IO 6 Yr	1	102,318.72	0.04	8.325	351	80.00	644	49.90
ARM - 5 Yr/6 Month - IO 7 Yr	15	4,948,750.97	1.81	7.054	346	84.34	670	37.95
Total:	1,163	274,086,241.02	100.00	8.386	356	79.78	611	41.17

Index Type Summary

Index Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
Libor - 6 Month	1,163	274,086,241.02	100.00	8.386	356	79.78	611	41.17
Total:	1,163	274,086,241.02	100.00	8.386	356	79.78	611	41.17

Geographical Distributions

State	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
California	223	74,780,116.46	27.28	7.809	355	76.83	620	43.17
Florida	244	51,070,674.65	18.63	8.574	356	78.89	607	41.47
Illinois	64	14,137,614.18	5.16	8.375	356	84.59	630	42.81
Arizona	61	13,610,961.21	4.97	7.985	360	80.43	615	37.52
Washington	48	12,041,042.78	4.39	8.147	356	80.49	607	39.60
New York	35	10,595,895.99	3.87	9.760	355	70.46	593	42.18
Nevada	39	10,066,556.06	3.67	7.990	360	81.54	619	40.78
Maryland	37	9,801,643.11	3.58	7.836	355	77.93	603	41.19
New Jersey	29	8,210,085.74	3.00	9.341	354	82.63	614	41.92
Oregon	35	7,313,093.93	2.67	8.279	359	83.66	608	39.11
Texas	41	6,070,003.61	2.21	9.433	359	88.64	605	38.68
Pennsylvania	37	5,515,933.80	2.01	9.628	362	79.97	589	39.61
Virginia	21	5,380,032.60	1.96	8.209	356	80.44	601	41.98
Colorado	20	4,390,045.68	1.60	8.757	354	82.47	600	45.67
Connecticut	19	3,789,447.37	1.38	9.112	355	81.47	581	35.16
Georgia	25	3,665,186.59	1.34	8.537	357	83.33	610	38.58
Utah	15	3,267,254.73	1.19	8.433	364	86.53	597	35.12
Other	170	30,380,652.53	11.08	8.795	355	83.64	608	39.17
Total:	1,163	274,086,241.02	100.00	8.386	356	79.78	611	41.17

Original Prepayment Penalty Term Summary

Original Prepayment Penalty Termm (Months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
0	197	48,035,533.70	17.53	8.917	356	81.66	626	40.98
6	3	1,180,074.05	0.43	8.468	356	80.35	709	50.28
12	67	17,253,246.14	6.29	9.081	357	73.98	595	40.31
24	675	152,283,010.27	55.56	8.389	357	79.85	606	41.04
25	1	92,572.73	0.03	8.500	356	80.00	610	25.70
36	220	55,241,804.13	20.15	7.696	356	79.76	614	41.90
Total:	1,163	274,086,241.02	100.00	8.386	356	79.78	611	41.17

FICO Score Summary

FICO Score	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
500 - 500	3	621,129.60	0.23	12.060	357	67.32	500	49.04
501 - 525	66	13,317,623.44	4.86	10.558	355	70.07	513	43.49
526 - 550	145	33,090,782.53	12.07	9.067	358	74.18	539	41.38
551 - 575	200	43,241,331.61	15.78	8.857	356	79.33	563	40.89
576 - 600	174	40,893,112.17	14.92	8.254	356	78.93	587	40.83
601 - 625	183	41,471,209.96	15.13	8.023	357	81.43	612	41.28
626 - 650	145	35,867,551.15	13.09	7.988	356	82.32	638	40.17
651 - 675	88	21,495,548.39	7.84	8.025	358	82.74	663	40.97
676 - 700	64	17,278,929.60	6.30	7.547	356	81.83	689	41.80
701 - 725	47	12,783,763.64	4.66	7.744	355	83.17	713	41.33
726 - 750	25	6,458,972.81	2.36	8.469	355	87.67	737	40.14
751 - 775	14	3,432,389.44	1.25	6.908	356	83.69	760	42.13
776 - 800	9	4,133,896.68	1.51	7.324	356	82.44	783	44.44
Total:	1,163	274,086,241.02	100.00	8.386	356	79.78	611	41.17

Delinquency Status Summary

Delinquency Status	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
Current	1,163	274,086,241.02	100.00	8.386	356	79.78	611	41.17
Total:	1,163	274,086,241.02	100.00	8.386	356	79.78	611	41.17

Lien Position Summary

Lien Position	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
1st Lien	1,162	274,022,451.85	99.98	8.385	356	79.78	611	41.17
2nd Lien	1	63,789.17	0.02	11.050	351	99.79	668	35.43
Total:	1,163	274,086,241.02	100.00	8.386	356	79.78	611	41.17

Interest Only Term Summary

Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
0	985	225,916,739.85	82.43	8.490	357	79.92	604	40.72
24	12	3,682,798.74	1.34	8.560	350	68.65	609	40.89
36	5	1,224,104.85	0.45	6.294	343	87.64	655	43.15
60	132	34,155,415.31	12.46	7.964	355	78.81	633	44.02
72	1	102,318.72	0.04	8.325	351	80.00	644	49.90
84	15	4,948,750.97	1.81	7.054	346	84.34	670	37.95
120	13	4,056,112.58	1.48	8.227	356	82.66	708	47.23
Total:	1,163	274,086,241.02	100.00	8.386	356	79.78	611	41.17

Note Margin Summary

Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
2.250 - 2.500	5	724,176.66	0.26	8.049	354	78.00	642	47.65
2.501 - 3.000	4	1,012,150.88	0.37	7.503	357	88.78	746	47.44
3.001 - 3.500	1	456,286.46	0.17	6.000	351	80.00	647	35.82
3.501 - 4.000	3	1,010,604.22	0.37	6.126	353	77.13	582	51.01
4.001 - 4.500	33	7,826,225.87	2.86	6.384	357	71.52	645	40.38
4.501 - 5.000	63	15,344,057.99	5.60	7.319	357	74.05	618	39.27
5.001 - 5.500	81	19,185,452.09	7.00	7.676	357	75.88	611	41.58
5.501 - 6.000	270	61,992,970.85	22.62	8.824	356	77.27	596	42.27
6.001 - 6.500	348	87,227,170.12	31.82	8.160	356	80.81	625	40.09
6.501 - 7.000	166	38,853,211.85	14.18	8.543	356	80.34	601	40.44
7.001 - 7.500	68	14,123,368.01	5.15	9.136	359	84.12	600	43.05
7.501 - 8.000	115	25,177,311.18	9.19	9.380	356	87.80	603	42.38
8.001 - 8.500	5	984,109.14	0.36	9.157	405	83.03	552	46.50
8.501 - 9.000	1	169,145.70	0.06	9.575	350	85.00	636	45.44
Total:	1,163	274,086,241.02	100.00	8.386	356	79.78	611	41.17

Next Rate Adjustment Date Summary

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
04/01/2007	1	80,684.22	0.03	6.825	337	80.00	505	50.31
07/01/2007	1	683,999.25	0.25	7.725	340	90.00	560	37.80
08/01/2007	1	141,640.47	0.05	7.450	341	88.34	589	30.67
09/01/2007	1	200,000.00	0.07	5.500	342	57.14	703	27.01
10/01/2007	3	743,765.57	0.27	6.068	343	91.08	652	34.82
12/01/2007	1	239,520.00	0.09	8.500	345	80.00	645	30.87
01/01/2008	1	348,500.00	0.13	7.125	346	83.98	529	37.74
02/01/2008	6	1,632,028.44	0.60	8.229	367	84.22	632	41.88
03/01/2008	4	762,721.05	0.28	8.547	348	90.63	594	51.10
04/01/2008	6	1,196,953.97	0.44	8.519	397	89.06	574	41.98
05/01/2008	19	3,994,198.98	1.46	7.688	359	83.52	613	40.99
06/01/2008	26	6,093,423.25	2.22	8.023	353	80.84	620	44.28
07/01/2008	30	7,083,684.28	2.58	8.474	360	82.58	597	41.24
08/01/2008	50	11,659,735.19	4.25	9.101	355	79.90	614	41.53
09/01/2008	75	18,641,053.28	6.80	9.023	354	82.54	606	43.17
10/01/2008	156	37,856,946.23	13.81	8.757	355	83.38	615	40.77
11/01/2008	90	19,042,567.52	6.95	9.195	356	81.75	598	43.33
12/01/2008	196	45,741,116.79	16.69	8.504	358	79.57	608	41.73
01/01/2009	189	42,300,691.68	15.43	8.115	358	74.47	604	39.47
02/01/2009	16	3,368,158.59	1.23	9.274	359	65.16	578	43.18
05/01/2009	3	663,923.57	0.24	7.969	350	92.46	623	43.53
06/01/2009	2	571,903.10	0.21	7.376	351	87.70	621	41.29
07/01/2009	27	7,366,241.34	2.69	7.998	356	81.89	641	41.94
08/01/2009	40	11,120,373.42	4.06	8.462	356	84.11	617	42.11
09/01/2009	19	4,263,820.70	1.56	8.256	354	82.45	626	40.37
10/01/2009	15	3,176,912.53	1.16	8.588	355	81.32	604	40.07
11/01/2009	9	2,301,732.19	0.84	8.453	356	73.51	609	39.02
12/01/2009	29	5,664,448.13	2.07	8.042	357	77.43	598	41.35
01/01/2010	99	23,911,189.87	8.72	7.411	358	75.73	613	39.27
02/01/2010	4	843,779.13	0.31	7.545	359	69.59	570	38.47
05/01/2010	1	480,000.00	0.18	6.600	338	80.00	700	33.05
06/01/2010	3	967,499.99	0.35	7.051	339	90.00	697	40.06
07/01/2010	3	939,289.88	0.34	6.440	340	86.08	612	44.79
09/01/2010	1	79,411.27	0.03	7.375	342	76.00	672	52.80
06/01/2011	5	1,574,560.64	0.57	7.529	351	82.58	653	40.86
07/01/2011	2	710,821.01	0.26	7.762	352	79.91	654	34.02
08/01/2011	5	1,044,438.42	0.38	7.692	353	86.20	643	33.72
09/01/2011	6	1,810,749.07	0.66	8.014	354	84.88	631	42.96
10/01/2011	4	870,145.02	0.32	8.231	355	77.00	631	44.61
11/01/2011	3	1,050,992.04	0.38	7.972	356	66.69	576	41.23
12/01/2011	9	2,316,273.36	0.85	7.542	357	81.82	721	46.09
01/01/2012	2	546,347.58	0.20	7.544	358	64.72	632	46.83
Total:	1,163	274,086,241.02	100.00	8.386	356	79.78	611	41.17

Maximum Rate Summary
Maximum Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average	Weighted Average DTI
							FICO
11.950 - 12.000	4	1,053,433.04	0.38	5.986	354	77.71	673	43.20
12.001 - 12.500	36	8,982,416.24	3.28	6.259	356	72.73	645	40.63
12.501 - 13.000	87	22,759,230.93	8.30	6.759	357	75.80	641	40.43
13.001 - 13.500	121	31,495,477.77	11.49	7.190	356	77.29	627	40.83
13.501 - 14.000	171	44,568,714.45	16.26	7.643	357	78.76	614	40.90
14.001 - 14.500	122	30,465,648.97	11.12	7.908	356	81.07	623	41.53
14.501 - 15.000	155	39,779,133.76	14.51	8.373	356	82.71	616	40.03
15.001 - 15.500	88	18,300,681.57	6.68	8.857	358	82.54	607	42.82
15.501 - 16.000	115	26,550,237.32	9.69	9.207	358	86.07	600	41.12
16.001 - 16.500	66	14,000,034.41	5.11	9.675	355	80.87	590	44.35
16.501 - 17.000	64	12,373,760.91	4.51	9.991	355	80.31	579	40.93
17.001 - 17.500	36	5,709,574.23	2.08	10.618	355	82.77	562	40.13
17.501 - 18.000	45	7,575,100.81	2.76	11.330	356	77.60	568	39.46
18.001 - 18.500	11	1,812,001.08	0.66	11.595	355	94.30	572	40.04
18.501 - 19.000	30	6,763,190.60	2.47	12.730	355	62.57	547	46.41
19.001 - 19.500	11	1,663,605.44	0.61	11.479	357	66.61	547	40.03
19.501 - 19.900	1	233,999.49	0.09	11.900	353	65.00	501	49.03
Total:	1,163	274,086,241.02	100.00	8.386	356	79.78	611	41.17

Minimum Rate Summary

Minimum Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
4.240 - 4.500	3	547,468.53	0.20	6.381	358	80.57	633	36.08
4.501 - 5.000	14	4,201,881.61	1.53	8.367	356	77.98	611	41.81
5.001 - 5.500	8	1,746,259.72	0.64	7.418	354	76.99	640	38.82
5.501 - 6.000	116	25,789,964.21	9.41	9.124	356	74.59	603	40.29
6.001 - 6.500	180	46,362,574.96	16.92	7.925	356	80.65	635	39.04
6.501 - 7.000	110	28,072,931.91	10.24	7.385	356	74.89	628	40.26
7.001 - 7.500	125	32,364,631.97	11.81	7.405	356	77.15	623	41.58
7.501 - 8.000	157	41,364,088.73	15.09	7.862	355	80.86	609	40.86
8.001 - 8.500	98	22,129,134.80	8.07	8.336	358	80.97	607	41.84
8.501 - 9.000	104	24,079,538.32	8.79	8.798	356	84.26	603	41.66
9.001 - 9.500	75	15,281,291.56	5.58	9.326	355	85.24	587	44.30
9.501 - 10.000	67	14,339,622.58	5.23	9.781	358	86.25	593	42.47
10.001 - 10.500	42	7,542,103.65	2.75	10.316	356	81.76	578	43.83
10.501 - 11.000	29	4,905,064.96	1.79	10.899	357	79.26	548	45.34
11.001 - 11.500	26	3,933,917.13	1.44	11.374	356	74.10	557	43.07
11.501 - 11.999	9	1,425,766.38	0.52	11.817	357	68.55	539	44.22
Total:	1,163	274,086,241.02	100.00	8.386	356	79.78	611	41.17

Initial Periodic Rate Cap Summary

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
1.000	6	1,643,089.68	0.60	8.683	350	89.46	577	45.79
1.500	49	14,695,180.06	5.36	7.430	351	84.33	642	41.16
2.000	508	122,833,660.83	44.82	8.259	357	77.85	605	39.66
3.000	583	132,061,582.63	48.18	8.549	357	81.29	614	42.40
5.000	17	2,852,727.82	1.04	11.045	356	63.90	579	46.70
Total:	1,163	274,086,241.02	100.00	8.386	356	79.78	611	41.17

Periodic Rate Cap Summary

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
1.000	778	185,156,634.00	67.55	8.259	356	78.87	611	41.39
1.500	356	84,281,035.26	30.75	8.489	356	82.62	615	40.53
2.000	17	2,748,971.92	1.00	11.683	355	63.11	540	44.91
3.000	3	547,185.15	0.20	11.215	357	70.49	525	51.92
8.000	9	1,352,414.69	0.49	11.500	357	66.50	551	37.94
Total:	1,163	274,086,241.02	100.00	8.386	356	79.78	611	41.17

C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB3
Fixed Rate Collateral
Summary Report

Statistical Calculation Date	March 1, 2007
Number of Mortgage Loans	1,409
Total Original Balance	$178,025,190
Total Current Principal Balance	$177,555,934

	Average	Range
Average Original Balance	$169,709	$15,000 to $967,995
Average Current Principal Balance	$169,262	$14,845 to $965,984

	Weighted Average (1)	Range(1)
Original Weighted Average Term	341 months	120 months to 480 months
Remaining Weighted Average Term	337 months	109 months to 478 months
Weighted Average Mortgage Rate	7.699%	5.750% to 17.750%

Weighted Average Original CLTV Ratio	76.81%	10.00% to 100.00%
WA FICO Score	660	500 to 813

	Percent of Pool
Fixed Rate Mortgage Loans	100.00%
Adjustable Mortgage Loans	0.00%

Fixed 15/30 Balloon	5.84%
Fixed 30/40 Balloon	15.14%
Fixed 30/45 Balloon	0.22%
Fixed 30/50 Balloon	5.27%

First Liens	92.04%
Second Liens	7.96%

Interest Only Loans	9.84%

Sub-Prime Mortgage Loans	78.33%

Prepayment Charges	80.61%

(1) Non-zero Weighted Average and Minimum Value.

Original Mortgage Loan Principal Balances

Original Mortgage Loan Principal Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
0.01 - 50,000.00	204	6,560,843.61	3.70	11.210	221	91.23	636	41.24
50,000.01 - 100,000.00	166	12,397,220.29	6.98	9.633	274	80.02	646	38.32
100,000.01 - 150,000.00	167	20,737,998.38	11.68	8.039	332	72.84	649	37.81
150,000.01 - 200,000.00	168	28,999,229.91	16.33	7.759	345	75.10	652	36.93
200,000.01 - 250,000.00	126	28,193,073.10	15.88	7.374	350	77.35	648	40.24
250,000.01 - 300,000.00	74	20,469,753.22	11.53	7.417	351	77.10	641	38.70
300,000.01 - 350,000.00	42	13,551,265.34	7.63	7.155	345	78.93	663	38.98
350,000.01 - 400,000.00	35	12,994,573.56	7.32	7.157	351	73.91	674	42.16
400,000.01 - 450,000.00	22	9,369,866.31	5.28	6.753	347	72.42	683	44.73
450,000.01 - 500,000.00	23	10,855,804.34	6.11	6.834	348	78.35	706	38.88
500,000.01 - 550,000.00	7	3,640,895.18	2.05	7.126	356	82.09	675	36.94
550,000.01 - 600,000.00	5	2,920,080.52	1.64	6.643	356	73.97	721	46.20
600,000.01 - 650,000.00	4	2,468,837.49	1.39	7.040	358	76.65	722	40.31
650,000.01 - 700,000.00	4	2,647,644.66	1.49	7.909	354	79.13	713	32.03
750,000.01 - 800,000.00	1	782,863.74	0.44	7.550	354	82.34	725	51.10
950,000.01 - 1,000,000.00	1	965,984.16	0.54	5.790	358	64.53	732	28.97
Total:	1,049	177,555,933.81	100.00	7.699	337	76.81	660	39.22

Mortgage Loan Principal Balances as of Cut-off Date

Current Mortgage Loan Principal Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
0.01 - 50,000.00	205	6,609,162.68	3.72	11.181	220	91.09	637	41.10
50,000.01 - 100,000.00	166	12,448,645.95	7.01	9.623	275	80.06	646	38.42
100,000.01 - 150,000.00	168	20,935,991.34	11.79	8.031	332	72.56	650	37.64
150,000.01 - 200,000.00	166	28,701,492.22	16.16	7.765	346	75.30	651	37.03
200,000.01 - 250,000.00	126	28,193,073.10	15.88	7.374	350	77.35	648	40.24
250,000.01 - 300,000.00	74	20,469,753.22	11.53	7.417	351	77.10	641	38.70
300,000.01 - 350,000.00	42	13,551,265.34	7.63	7.155	345	78.93	663	38.98
350,000.01 - 400,000.00	35	12,994,573.56	7.32	7.157	351	73.91	674	42.16
400,000.01 - 450,000.00	22	9,369,866.31	5.28	6.753	347	72.42	683	44.73
450,000.01 - 500,000.00	23	10,855,804.34	6.11	6.834	348	78.35	706	38.88
500,000.01 - 550,000.00	7	3,640,895.18	2.05	7.126	356	82.09	675	36.94
550,000.01 - 600,000.00	6	3,519,848.82	1.98	6.506	357	68.31	724	42.42
600,000.01 - 650,000.00	4	2,516,133.81	1.42	7.570	356	83.33	715	34.01
650,000.01 - 700,000.00	3	2,000,580.04	1.13	7.883	354	82.29	714	47.08
750,000.01 - 800,000.00	1	782,863.74	0.44	7.550	354	82.34	725	51.10
950,000.01 - 1,000,000.00	1	965,984.16	0.54	5.790	358	64.53	732	28.97
Total:	1,049	177,555,933.81	100.00	7.699	337	76.81	660	39.22

Current Mortgage Rate

Current Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
5.750 - 6.000	22	7,728,493.67	4.35	5.893	355	68.67	726	37.23
6.001 - 6.500	95	26,083,220.35	14.69	6.378	354	71.75	694	40.83
6.501 - 7.000	185	39,953,497.10	22.50	6.823	349	74.04	677	38.69
7.001 - 7.500	155	31,595,244.44	17.79	7.282	339	71.43	651	37.69
7.501 - 8.000	124	26,354,495.50	14.84	7.794	342	77.96	651	38.32
8.001 - 8.500	72	13,982,050.76	7.87	8.304	348	81.11	642	39.11
8.501 - 9.000	44	7,931,050.04	4.47	8.774	354	79.29	625	43.72
9.001 - 9.500	30	4,329,553.19	2.44	9.257	349	82.57	609	34.47
9.501 - 10.000	69	5,066,114.27	2.85	9.797	308	91.05	606	39.25
10.001 - 10.500	24	1,921,907.19	1.08	10.362	291	88.17	608	41.22
10.501 - 11.000	31	2,445,808.80	1.38	10.793	291	94.24	621	42.11
11.001 - 11.500	31	2,016,461.27	1.14	11.317	246	94.89	649	43.13
11.501 - 12.000	48	2,675,791.13	1.51	11.883	203	96.37	637	43.68
12.001 - 12.500	44	2,331,293.34	1.31	12.274	209	99.62	634	42.93
12.501 - 13.000	37	1,580,318.35	0.89	12.824	207	96.29	607	44.09
13.001 - 13.500	19	829,384.21	0.47	13.309	201	98.88	632	45.37
13.501 - 14.000	14	446,927.73	0.25	13.804	178	91.02	577	38.59
14.001 - 14.500	3	116,216.83	0.07	14.342	299	93.65	620	47.90
15.501 - 16.000	1	32,158.33	0.02	15.750	176	95.00	691	55.75
17.501 - 17.750	1	135,947.31	0.08	17.750	355	100.00	729	45.56
Total:	1,049	177,555,933.81	100.00	7.699	337	76.81	660	39.22

Remaining Months to Stated Maturity

Remaining Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
61 - 120	4	222,182.55	0.13	7.347	111	63.42	717	29.83
121 - 180	254	16,495,226.56	9.29	10.231	175	88.19	654	41.86
181 - 240	27	3,242,407.01	1.83	7.888	236	75.43	663	41.93
241 - 300	3	351,625.78	0.20	7.133	291	65.22	721	42.10
301 - 360	759	156,724,898.50	88.27	7.430	356	75.67	661	38.86
361 greater than or equal to	2	519,593.41	0.29	7.668	477	80.00	624	46.25
Total:	1,049	177,555,933.81	100.00	7.699	337	76.81	660	39.22

Mortgage Loan Age Summary

Mortgage Loan Age (Months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
1 - 6	836	146,779,306.58	82.67	7.612	339	76.05	661	39.17
7 - 12	195	27,933,723.36	15.73	8.190	327	81.18	663	39.26
13 - 18	16	2,769,155.77	1.56	7.305	330	72.89	622	41.08
19 - 23	2	73,748.10	0.04	8.788	279	71.12	550	46.76
Total:	1,049	177,555,933.81	100.00	7.699	337	76.81	660	39.22

Original Loan-to-Value Ratios

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
0.01 - 25.00	298	14,700,269.41	8.28	11.453	223	93.99	644	42.99
25.01 - 30.00	9	925,576.24	0.52	8.170	298	41.50	643	39.84
30.01 - 35.00	10	1,126,501.31	0.63	7.900	333	34.67	642	40.03
35.01 - 40.00	13	1,606,113.84	0.90	7.734	312	38.06	641	36.47
40.01 - 45.00	19	3,601,418.32	2.03	6.857	327	42.57	652	34.78
45.01 - 50.00	29	5,528,563.50	3.11	7.017	338	48.88	657	37.71
50.01 - 55.00	32	5,595,556.05	3.15	7.373	346	52.29	624	40.36
55.01 - 60.00	41	8,611,205.50	4.85	7.015	347	58.52	648	36.77
60.01 - 65.00	47	9,662,609.24	5.44	6.988	352	62.96	633	38.77
65.01 - 70.00	74	18,382,959.39	10.35	7.098	354	68.34	630	37.54
70.01 - 75.00	57	11,459,438.85	6.45	6.980	348	73.65	659	40.18
75.01 - 80.00	183	43,292,083.20	24.38	7.284	351	79.55	684	38.82
80.01 - 85.00	75	17,154,802.03	9.66	7.401	349	83.53	668	41.05
85.01 - 90.00	87	19,348,646.10	10.90	7.811	346	89.43	669	37.92
90.01 - 95.00	51	11,860,824.96	6.68	8.046	337	93.86	656	39.52
95.01 - 100.00	24	4,699,365.87	2.65	8.022	357	99.52	701	41.53
Total:	1,049	177,555,933.81	100.00	7.699	337	76.81	660	39.22

Original Combined Loan-to-Value Ratios

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
0.01 - 25.00	12	796,816.46	0.45	7.840	322	19.06	650	34.85
25.01 - 30.00	8	755,774.17	0.43	7.312	326	28.35	645	36.93
30.01 - 35.00	9	1,068,861.08	0.60	7.585	342	32.22	646	39.39
35.01 - 40.00	13	1,606,113.84	0.90	7.734	312	38.06	641	36.47
40.01 - 45.00	19	3,601,418.32	2.03	6.857	327	42.57	652	34.78
45.01 - 50.00	29	5,528,563.50	3.11	7.017	338	48.88	657	37.71
50.01 - 55.00	33	5,610,533.73	3.16	7.387	345	52.29	624	40.34
55.01 - 60.00	41	8,611,205.50	4.85	7.015	347	58.52	648	36.77
60.01 - 65.00	49	9,717,312.25	5.47	7.026	351	62.97	633	38.76
65.01 - 70.00	75	18,435,879.87	10.38	7.112	353	68.33	630	37.52
70.01 - 75.00	60	11,596,838.35	6.53	7.040	346	73.64	660	40.14
75.01 - 80.00	188	43,439,730.05	24.47	7.306	350	79.55	684	38.84
80.01 - 85.00	77	17,220,045.64	9.70	7.426	349	83.54	668	41.05
85.01 - 90.00	97	20,049,459.88	11.29	7.925	344	89.43	668	38.00
90.01 - 95.00	64	12,483,970.55	7.03	8.219	331	93.89	657	39.60
95.01 - 100.00	275	17,033,410.62	9.59	10.660	253	99.76	659	43.39
Total:	1,049	177,555,933.81	100.00	7.699	337	76.81	660	39.22

Originator Summary

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
Wilmington Finance Inc.	326	60,779,050.59	34.23	7.458	348	72.33	628	37.44
Equifirst	136	35,355,218.19	19.91	6.676	354	76.44	728	39.85
New Century	93	19,365,326.62	10.91	7.795	352	80.25	655	38.39
Peoples Choice	105	18,257,576.01	10.28	7.958	341	75.71	638	40.87
Household Bank	62	11,459,043.77	6.45	7.346	324	72.74	691	42.13
Other	327	32,339,718.63	18.21	9.192	292	85.61	653	40.63
Total:	1,049	177,555,933.81	100.00	7.699	337	76.81	660	39.22

Occupancy Status Summary

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
Owner Occupied	981	165,730,584.78	93.34	7.672	337	76.55	657	39.32
Non-Owner Occupied	58	10,705,536.91	6.03	7.881	341	79.42	705	37.57
Second Home	10	1,119,812.12	0.63	9.900	297	89.13	690	38.84
Total:	1,049	177,555,933.81	100.00	7.699	337	76.81	660	39.22

Property Type Summary

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
Single Family Residence	784	131,700,038.79	74.17	7.660	336	76.33	657	38.57
PUD	123	20,597,892.59	11.60	7.777	340	79.70	657	39.01
Condominium	71	10,342,888.13	5.83	7.965	339	83.59	676	43.20
Two Family	35	8,643,754.01	4.87	7.512	346	70.86	685	43.47
Three Family	14	3,049,365.60	1.72	7.583	340	72.59	696	42.87
Four Family	7	1,787,323.21	1.01	7.474	352	66.12	672	34.41
Condominium - Low Rise	12	1,124,349.38	0.63	10.132	292	86.53	651	46.64
Townhouse	2	269,751.25	0.15	8.842	301	90.95	721	40.50
Condominium - High Rise	1	40,570.85	0.02	10.990	178	100.00	721	37.21
Total:	1,049	177,555,933.81	100.00	7.699	337	76.81	660	39.22

Loan Purpose Summary

Purpose Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
Cash Out	617	122,933,515.66	69.24	7.362	346	73.76	654	39.28
Purchase	344	38,288,599.95	21.56	8.815	308	87.83	681	40.53
Rate Term Refinance	88	16,333,818.20	9.20	7.622	337	73.89	658	35.73
Total:	1,049	177,555,933.81	100.00	7.699	337	76.81	660	39.22

Documentation Type Summary

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
Full	623	102,420,789.44	57.68	7.491	342	76.89	654	38.33
Stated	304	53,192,642.24	29.96	8.082	329	76.02	658	40.91
None	46	11,916,602.47	6.71	6.889	341	74.34	725	N/A
Stated/Stated	54	5,233,067.20	2.95	9.916	295	86.30	666	40.57
Limited	21	4,649,581.42	2.62	7.438	351	79.07	644	37.58
Alternative	1	143,251.04	0.08	9.200	353	90.00	552	45.76
Total:	1,049	177,555,933.81	100.00	7.699	337	76.81	660	39.22

Product Type Summary

Product Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
Balloon - 15/30	205	10,364,375.53	5.84	11.696	175	98.69	640	44.35
Balloon - 30/40	112	26,887,710.82	15.14	7.690	356	76.49	644	40.60
Balloon - 30/45	2	384,776.83	0.22	7.547	358	80.69	667	45.84
Balloon - 30/50	39	9,350,514.52	5.27	7.524	358	71.87	640	40.62
Fixed - 10 Yr	4	222,182.55	0.13	7.347	111	63.42	717	29.83
Fixed - 15 Yr	42	3,710,759.08	2.09	7.788	176	59.39	652	34.24
Fixed - 15 Yr - IO 5 Yr	7	2,420,091.95	1.36	7.705	175	87.43	717	42.11
Fixed - 20 Yr	27	3,242,407.01	1.83	7.888	236	75.43	663	41.93
Fixed - 25 Yr	3	351,625.78	0.20	7.133	291	65.22	721	42.10
Fixed - 26 Yr	1	293,757.70	0.17	5.990	302	82.05	729	38.10
Fixed - 27 Yr	1	183,052.17	0.10	8.240	315	83.86	605	46.64
Fixed - 28 Yr	1	162,450.24	0.09	6.790	325	91.91	712	42.00
Fixed - 30 Yr	552	104,406,354.58	58.80	7.410	356	74.66	662	38.15
Fixed - 30 Yr - IO 10 Yr	13	2,514,163.85	1.42	7.866	356	85.77	720	39.36
Fixed - 30 Yr - IO 5 Yr	38	12,542,117.79	7.06	6.915	354	82.52	686	39.41
Fixed - 40 Yr	2	519,593.41	0.29	7.668	477	80.00	624	46.25
Total:	1,049	177,555,933.81	100.00	7.699	337	76.81	660	39.22

Index Type Summary

Index Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
Fixed Rate	1,049	177,555,933.81	100.00	7.699	337	76.81	660	39.22
Total:	1,049	177,555,933.81	100.00	7.699	337	76.81	660	39.22

Geographical Distributions

State	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
California	162	42,469,458.00	23.92	7.244	333	72.82	672	40.43
Florida	183	28,603,759.14	16.11	8.019	337	77.17	645	40.92
New York	69	14,888,318.61	8.39	7.266	332	70.98	694	39.55
Maryland	43	8,297,060.78	4.67	7.614	352	78.40	635	38.42
Texas	85	7,661,379.04	4.31	8.354	329	84.93	650	38.74
Virginia	40	6,671,646.11	3.76	7.862	340	80.27	665	40.14
Pennsylvania	36	6,321,275.20	3.56	7.399	346	77.85	623	35.22
Arizona	39	5,272,655.66	2.97	7.865	334	75.85	648	36.92
New Jersey	26	5,259,139.39	2.96	7.809	351	78.70	658	43.52
Connecticut	33	4,781,227.37	2.69	7.522	327	73.27	646	39.07
Illinois	33	4,313,160.23	2.43	8.272	321	78.33	679	41.40
Washington	20	4,299,037.26	2.42	7.711	353	78.93	646	39.95
Nevada	21	3,407,602.71	1.92	7.355	342	76.19	670	42.62
Hawaii	8	3,104,886.56	1.75	7.364	347	76.13	687	43.82
Tennessee	27	3,084,421.09	1.74	7.586	349	81.73	692	37.58
North Carolina	16	2,289,094.03	1.29	7.512	350	77.27	697	37.74
Georgia	23	2,251,935.03	1.27	9.263	325	83.52	630	33.72
Oregon	11	2,173,258.67	1.22	7.499	351	76.11	662	36.93
Colorado	14	1,965,724.01	1.11	8.642	341	80.37	669	24.02
Rhode Island	9	1,869,432.43	1.05	7.289	358	74.94	639	44.55
Other	151	18,571,462.49	10.46	8.171	335	82.59	652	35.56
Total:	1,049	177,555,933.81	100.00	7.699	337	76.81	660	39.22

Original Prepayment Penalty Term Summary

Original Prepayment Penalty Termm (Months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
0	295	34,435,226.88	19.39	8.325	315	79.88	670	40.12
3	1	165,904.72	0.09	10.375	355	95.00	612	35.06
8	1	161,326.93	0.09	7.250	357	85.00	643	42.45
12	45	12,093,477.15	6.81	7.482	341	74.90	683	42.29
24	98	10,765,681.00	6.06	9.056	300	86.27	644	40.74
30	1	157,008.95	0.09	6.600	357	80.00	793	24.94
35	1	99,957.20	0.06	6.590	358	22.13	703	40.62
36	603	119,484,961.47	67.29	7.412	346	75.23	657	38.51
60	4	192,389.51	0.11	11.028	182	100.00	607	36.63
Total:	1,049	177,555,933.81	100.00	7.699	337	76.81	660	39.22

FICO Score Summary

FICO Score	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
500 - 500	1	229,188.18	0.13	9.400	353	85.00	500	35.50
501 - 525	12	1,555,823.54	0.88	9.181	330	72.18	519	39.10
526 - 550	49	8,148,229.61	4.59	8.164	350	68.82	540	39.73
551 - 575	93	14,167,892.69	7.98	8.151	343	72.01	566	39.69
576 - 600	127	16,639,920.05	9.37	8.365	331	75.79	588	38.28
601 - 625	131	20,482,853.85	11.54	7.845	340	75.46	613	37.40
626 - 650	164	21,117,895.19	11.89	8.354	325	78.19	638	38.61
651 - 675	111	18,368,698.47	10.35	7.965	323	78.53	662	43.36
676 - 700	103	18,352,511.50	10.34	7.271	339	78.24	689	36.63
701 - 725	97	22,452,871.60	12.65	7.099	342	79.44	713	39.79
726 - 750	71	19,108,408.08	10.76	7.089	342	78.09	739	41.14
751 - 775	48	9,423,931.60	5.31	6.912	349	78.68	763	38.75
776 - 800	28	4,756,548.89	2.68	7.025	334	80.07	784	36.85
801 - 813	14	2,751,160.56	1.55	6.938	343	69.03	805	37.61
Total:	1,049	177,555,933.81	100.00	7.699	337	76.81	660	39.22

Delinquency Status Summary

Delinquency Status	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
Current	1,049	177,555,933.81	100.00	7.699	337	76.81	660	39.22
Total:	1,049	177,555,933.81	100.00	7.699	337	76.81	660	39.22

Lien Position Summary

Lien Position	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
1st Lien	761	163,425,038.56	92.04	7.355	348	74.95	662	38.81
2nd Lien	288	14,130,895.25	7.96	11.673	216	98.23	643	43.61
Total:	1,049	177,555,933.81	100.00	7.699	337	76.81	660	39.22

Interest Only Term Summary

Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (mos)	Weighted Average Combined Original LTV	Weighted Average FICO	Weighted Average DTI
0	991	160,079,560.22	90.16	7.758	338	76.06	656	39.16
60	45	14,962,209.74	8.43	7.043	325	83.31	691	39.80
120	13	2,514,163.85	1.42	7.866	356	85.77	720	39.36
Total:	1,049	177,555,933.81	100.00	7.699	337	76.81	660	39.22

Rating Agencies

Fitch
Adam Goller	212-908-9124
Rachel Brach	212-908-0224

Moody’s
Odile Grisard-Boucher	212-553-1382

S&P
Daniel Hall	212-438-1576

DBRS
Mark Zelmanovich	212-806-3260
Sagar Kongettira	212-806-3266

Citigroup

Mortgage Finance
Randy Appleyard	212-723-6394
Taruna Reddy	212-723-6748
Audrey Kingsley	212-723-6444
Kathryn Ebner	212-723-6879

MBS Trading
Steve Weinstein	212-723-6325
Supriya Bajoria	212-723-6325

Structuring/Analytics
Shekhar Shah	212-723-6325
Tai Wu	212-723-5859
Noel Doromal	212-723-9026